UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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     ☐  Soliciting Material Pursuant to § 240.14a-12

Adams Respiratory Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
All Other Compensation
Employment Contracts and Change in Control Arrangements
Outstanding Equity Awards at Fiscal Year End
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2
THE AUDIT COMMITTEE REPORT
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS

ADAMS RESPIRATORY THERAPEUTICS, INC.
4 MILL RIDGE LANE, MILL RIDGE FARM,
CHESTER, NEW JERSEY 07930

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Adams Respiratory Therapeutics, Inc. The meeting will be held on Friday, December 14, 2007 at 9:00 a.m. local time, at our headquarters located at 4 Mill Ridge Lane, Mill Ridge Farm, Chester, New Jersey 07930.

The notice of the meeting and the proxy statement on the following pages cover the formal business of the meeting, which includes the election of three Class III directors and a proposal to ratify the appointment of our independent registered public accounting firm.

Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the annual meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, or instruct us by telephone or via the Internet as to how you would like to vote your shares. Returning your proxy card will not prevent you from voting in person at the meeting if you are present and choose to do so.

We look forward to your attendance at the meeting.

By Order of the Board of Directors,

Michael J. Valentino
President and Chief Executive Officer

November 2, 2007

ADAMS RESPIRATORY THERAPEUTICS, INC.
4 MILL RIDGE LANE, MILL RIDGE FARM,
CHESTER, NEW JERSEY 07930

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 14, 2007

The 2007 Annual Meeting of Stockholders of Adams Respiratory Therapeutics, Inc. will be held on Friday, December 14, 2007, at 9:00 a.m. local time, at our headquarters, located at 4 Mill Ridge Lane, Mill Ridge Farm, Chester, New Jersey 07930, for the following purposes:

1.	To elect three Class III directors to serve on our board of directors;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2008; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Your attention is directed to the proxy statement accompanying this notice for a more complete description of the matters to be acted on at the meeting. Monday, October 22, 2007, has been fixed as the record date for stockholders entitled to vote at the meeting, and only holders of record of our common stock at the close of business on that day will be entitled to receive notice of, and to vote at, the meeting. Each outstanding share of common stock is entitled to one vote on all matters to be voted on at the meeting.

All stockholders are cordially invited to attend the meeting. It is important that your shares be represented and voted at the meeting. Please note that attendance at the meeting will be limited to stockholders of record as of the record date (or their duly authorized representatives). If you wish to attend the meeting and your shares are held by a bank or broker, please bring to the meeting your bank or brokerage statement evidencing your beneficial ownership of our stock and a form of photo identification.

You can vote your shares by proxy by using one of the following methods: mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose, or vote by telephone or the Internet using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time prior to its exercise at the annual meeting of stockholders. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on any matter brought before the meeting.

If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. Please note, however, that if your shares are held of record by a broker, bank or other nominee, you may not vote your shares in person at the meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Walter E. Riehemann
Secretary

Chester, New Jersey
November 2, 2007

ADAMS RESPIRATORY THERAPEUTICS, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 14, 2007

This proxy statement is first being mailed on or about November 2, 2007, to the stockholders of Adams Respiratory Therapeutics, Inc., a Delaware corporation, which we refer to as “Adams,” “we,” “us,” or the “Company,” in connection with the solicitation of proxies by our board of directors for use at the 2007 Annual Meeting of Stockholders and at any adjournment or postponement thereof. Our annual meeting will be held on Friday, December 14, 2007, at 9:00 a.m. local time, at our headquarters, located at 4 Mill Ridge Lane, Mill Ridge Farm, Chester, New Jersey 07930.

Our principal executive offices are located at 4 Mill Ridge Lane, Mill Ridge Farm, Chester, New Jersey 07930, and our telephone number is (908) 879-1400. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at our offices for a period of ten days prior to the annual meeting and at the annual meeting itself.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, our stockholders will be asked to:

1. Elect three Class III directors, each for a term of three years; and

2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Stockholders will also transact any other business that may properly come before the meeting. Members of our management team and representatives of Ernst & Young LLP, our independent registered public accounting firm, will be present at the meeting to respond to appropriate questions from stockholders.

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card because you own shares of Adams Respiratory Therapeutics, Inc. common stock. This proxy statement describes matters on which we would like you to vote at the annual meeting. It also provides information to you regarding these matters so that you can make an informed decision.

What is a proxy?

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of stock. The written document providing notice of the annual meeting and describing the matters to be considered and voted on is called a “proxy statement.” The document used to designate a proxy to vote your shares of stock is called a “proxy card.” Our board of directors has designated two of our officers, Rita M. O’Connor, our Chief Financial Officer and Treasurer, and Walter E. Riehemann, our Executive Vice President, General Counsel, Chief Compliance Officer and Secretary, as proxies for the annual meeting.

Who can attend the annual meeting?

All holders of shares of stock of Adams Respiratory Therapeutics, Inc. as of the record date may attend the annual meeting.

How many shares must be present to hold the meeting?

A quorum must be present at the annual meeting for any business to be conducted. The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the annual meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the annual meeting, the stockholders who are represented may adjourn the annual meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Who is entitled to vote?

The record date for the annual meeting is Monday, October 22, 2007. Only stockholders of record at the close of business on that date are entitled to vote at the annual meeting. The only class of stock entitled to be voted at the annual meeting is our common stock. Each outstanding share of common stock is entitled to one vote for all matters before the annual meeting. At the close of business on the record date, there were 35,965,200 shares of our common stock outstanding.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, your bank or brokerage firm (the record holder of your shares) forwarded these proxy materials, along with a voting instruction card, to you. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “discretionary” items, but it will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of a non-discretionary item, your shares will be considered “broker non-votes” on that proposal.

As the beneficial owner of shares, you are invited to attend the annual meeting. However, if you wish to attend the annual meeting, please bring to the meeting your bank or brokerage statement evidencing your beneficial ownership of our stock and a form of photo identification. If you are a beneficial owner, you may not vote your shares in person at the meeting unless you obtain a power of attorney or proxy form from the record holder of your shares.

How do I vote?

If you are a registered stockholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer & Trust Company, and you wish to vote prior to the annual meeting, you have three options. You may vote:

•	over the Internet, at the address shown on your proxy card;

•	by telephone, through the number shown on your proxy card; or

•	by mail, by properly completing, signing and returning the accompanying proxy card in the enclosed envelope.

If your shares are held in street name, your bank or brokerage firm forwarded these proxy materials, as well as a voting instruction card, to you. Please follow the instructions on the voting instruction card to vote your shares.

If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a power of attorney or proxy form from their record holder to do so.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that your shares are held in more than one account at the Company’s transfer agent and/or with banks or brokers. Please vote all of your shares.

What if I do not specify how my shares are to be voted?

If you are a registered stockholder and you submit a proxy but do not provide any voting instructions, your shares will be voted:

•	FOR the election of the three Class III nominees to the board of directors; and

•	FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm.

If you hold your shares in street name and do not instruct your bank or brokerage firm how to vote your shares, it may vote your shares as it chooses with respect to discretionary items, including the election of directors and the ratification of the appointment of our independent registered public accounting firm. It will not be able to vote your shares with respect to non-discretionary items, and your shares will be considered broker non-votes on non-discretionary proposals.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote:

•	by properly completing and signing another proxy card with a later date and returning the proxy card prior to the annual meeting date to American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038;

•	by voting again over the Internet or telephone prior to 9:00 a.m. local time on Friday, December 14, 2007; or

•	if you are a registered stockholder, by giving written notice of such revocation to our corporate Secretary, Walter E. Riehemann, prior to or at the annual meeting or by voting in person at the annual meeting.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

Our transfer agent will tabulate and certify the votes. A representative of the transfer agent will serve as an inspector of election.

How does the board of directors recommend I vote on the proposals?

The Adams board of directors recommends that you vote:

•	FOR the election of the three Class III nominees to the board of directors; and

•	FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. However, if any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the three Class III nominees as directors. This means that the three Class III nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have voted “Withheld” with respect to the original nominee.

How many votes are required to ratify the appointment of Adams’ independent registered public accounting firm?

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote.

How will abstentions be treated?

Abstentions on the ratification of the appointment of our independent registered public accounting firm and other proposals will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against a proposal.

How will broker non-votes be treated?

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote, so they will not affect the outcome of other proposals that may properly come before the annual meeting.

Where can I find the voting results of the annual meeting?

We plan to announce preliminary voting results at the annual meeting and to publish final results in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, which we will file with the Securities and Exchange Commission, or the SEC.

Will I receive a copy of the annual report?

With this proxy statement, we have mailed you our Annual Report on Form 10-K for the fiscal year ended June 30, 2007. You may also obtain a copy by writing to our Investor Relations department at 4 Mill Ridge Lane, Mill Ridge Farm, Chester, New Jersey 07930, by accessing the investor relations section of our website at www.adamsrt.com or by accessing the SEC’s EDGAR database at www.sec.gov. Our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 is not incorporated into this proxy statement and is not considered proxy soliciting material.

Who pays for solicitation of the proxy?

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted with this proxy statement, will be paid for by us. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally or by telephone, mail or other means, for which no compensation will be paid other than their regular salary or other usual compensation. Arrangements also will be made as appropriate with banks and brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the common stock held of record by such persons; we will, upon request, also reimburse such persons for their reasonable expenses in forwarding the solicitation materials.

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with the terms of our certificate of incorporation, our board of directors is divided into three classes of directors, each serving staggered three-year terms. Our board of directors has fixed the size of our board at nine directors, with three directors in each of Classes I, II and III. Upon expiration of the term of a class of directors, directors for that class are elected to three-year terms at the annual meeting of stockholders in the year in which the term expires. Each director’s term is subject to the election and qualification of his or her respective successor, or such director’s earlier death, resignation or removal. The term of office of three of our current Class III directors, Kirk K. Calhoun, Harold F. Oberkfell and Michael J. Valentino, will expire at the annual meeting, and Messrs. Calhoun, Oberkfell and Valentino are nominees for election to our board of directors. In accordance with the recommendation of the nominating and corporate governance committee, the board of directors recommends that Messrs. Calhoun, Oberkfell and Valentino be elected as Class III directors at the annual meeting. Each of the nominees has consented to being named in this proxy statement and to serve if elected. If elected by the stockholders, the Class III nominees will hold office until our annual meeting of stockholders in fiscal 2011 and until their successors are duly elected and qualified or until their earlier death, resignation or removal. The Class I and Class II directors have one year and two years, respectively, remaining on their terms of office.

Directors are elected by a plurality of the votes cast. Shares may not be voted cumulatively, and proxies cannot be voted for a greater number of persons than the number of nominees named. Shares voted prior to the annual meeting by the accompanying proxy card will be voted for the election of the three nominees recommended by the board of directors, unless the proxy card is marked in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. Votes withheld will not affect the outcome of the election. If any nominee for any reason is unable to serve or will not serve, the persons named as proxies may vote for such substitute nominee as the proxyholders may determine. We are not aware of any nominee who will be unable to, or for good cause will not, serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL 1, THE ELECTION OF KIRK K. CALHOUN, HAROLD F. OBERKFELL AND MICHAEL J. VALENTINO, THE THREE NOMINEES FOR DIRECTOR, AS OUR CLASS III DIRECTORS.

Information regarding Nominees for Director:

Nominees for Election of Class III Directors for a Three-Year Term
Expiring at the Annual Meeting of Stockholders to be held in Fiscal 2011

Name	Age	Position

Kirk K. Calhoun	63	Director and Nominee
Harold F. Oberkfell	61	Chairman of the Board, Director and Nominee
Michael J. Valentino	53	President, Chief Executive Officer, Director and Nominee

Kirk K. Calhoun has served as a director since October 2005. Mr. Calhoun joined Ernst & Young LLP, a public accounting firm, in 1965 and served as a partner of that firm from 1975 until his retirement in 2002. His responsibilities included both area management and serving clients in a variety of industries, including biotechnology. Mr. Calhoun is a Certified Public Accountant with a background in auditing and accounting. He is currently on the board of directors of Abraxis BioScience, Inc., Aspreva Pharmaceuticals Corporation, and Replidyne, Inc. Mr. Calhoun received a B.S. in Accounting from the University of Southern California in 1965.

Harold F. Oberkfell has been a director since April 2004 and our chairman of the board of directors since December 2006. Mr. Oberkfell spent 32 years of his career as an executive with Warner-Lambert Company, retiring in June 2000. Mr. Oberkfell was Vice President and Knowledge Management Officer of Warner-Lambert Company from August 1998 to June 2000 and President of Warner-Lambert Company’s Latin America/Asia sector from September 1994 to August 1998. Prior to that, he held positions at the Parke-Davis division of Warner-Lambert Company, including President of Parke-Davis North America and Vice President of Marketing and Sales. His past affiliations include the National Pharmaceutical Council Board of Directors, the Advisory Committee for Rutgers

University Business School, the University of Medicine and Dentistry of New Jersey Foundation Board of Trustees, and the Biomedical Services Committee of the American Red Cross Board of Governors. Mr. Oberkfell also served on the board of directors of Avanir Pharmaceuticals, Inc. until September 2005.

Michael J. Valentino has been our President, Chief Executive Officer and a Director since 2003. Mr. Valentino has more than 30 years of experience in the prescription and consumer pharmaceuticals industry. From 2002 to 2003, Mr. Valentino served as President and Chief Operating Officer of the Global Human Pharmaceutical Division of Alpharma Inc. Mr. Valentino was responsible for all of Alpharma’s pharmaceutical operations in 60 countries worldwide. From 2000 to 2002, he served as Executive Vice President, Global Head of Consumer Pharmaceuticals, for Novartis International AG, where he was responsible for global development of Novartis’s OTC products. Mr. Valentino is currently Vice Chairman of the Board for the Healthcare Institute of New Jersey, a trade association for the research-based pharmaceutical and medical technology industry in New Jersey. Mr. Valentino was Chairman of the Consumer Healthcare Products Association in 2001 and 2002, and currently serves on both its Board of Directors and Executive Committee as a Vice Chairman. Mr. Valentino is a member of the boards of directors of Freedom House, Inc., a non-profit organization focused on rehabilitating drug dependent men and women, and D.A.R.E. New Jersey, Inc., a charitable, non-profit organization which supports and administers local Drug Abuse Resistance Education programs throughout New Jersey. Mr. Valentino was named the New Jersey Ernst & Young Entrepreneur Of the Year® 2006 award winner for his leadership and achievement in the field of Life Sciences. He was also the recipient of the D.A.R.E. New Jersey 2006 Future of New Jersey Award.

Information Regarding Directors Continuing in Office:

Class I Directors Continuing in Office Whose Term
Expires at the Annual Meeting of Stockholders to be held in Fiscal 2009

Name	Age	Position

Alan W. Dunton, M.D.	53	Director
John N. Lilly	54	Director
Donald J. Liebentritt	57	Director

Alan W. Dunton, M.D. has been a director since November 2006. Dr. Dunton has served as the Chief Executive Officer, Panacos Pharmaceuticals, Inc., a biotechnology company dedicated to developing the next generation of antiviral therapeutic products, since January 2007. In 2006, Dr. Dunton served as the non-executive chairman of the board of directors of ActivBiotics, Inc., a privately held biopharmaceutical company. Previously, he was the president and chief executive officer of Metaphore Pharmaceuticals, Inc. from 2003 until 2005, when it merged with ActivBiotics. From 2004 to 2005, Dr. Dunton served as a member of the board of directors of Vicuron Pharmaceuticals until it was acquired by Pfizer, Inc. In 2002 Dr. Dunton served as president, chief operating officer and a director of Emisphere Technologies, Inc., a biopharmaceutical company. Dr. Dunton also presently serves as a member of the board of directors of the following public companies: Targacept, Inc. and MediciNova, Inc. Dr. Dunton holds a M.D. degree from New York University School of Medicine, where he completed his residency in internal medicine. He also was a Fellow in Clinical Pharmacology at the New York Hospital/Cornell University Medical Center.

John N. Lilly has been a director since October 2005. Mr. Lilly has served as President of John Lilly Strategic Insights, LLC since 2001, where he acts as a consultant to investment banks and private equity funds on a range of merger and acquisition projects. From 2000 to 2001, he served as the Chief Executive Officer of The Pillsbury Company, and from 1998 to 2000 he served as the President of Pillsbury North America. Prior to his service at The Pillsbury Company, Mr. Lilly held various positions with The Procter & Gamble Company from 1976 to 1998, which included Regional Vice President, Europe, Middle East, Africa and General Export Division (Frankfurt, Germany); and Vice President & General Manager, U.S. Juice Products. Mr. Lilly serves on the board of trustees of the National Public Radio Foundation. He received a M.B.A. from Harvard Business School in 1976 and a B.A. in Economics from Emory University in 1974.

Donald J. Liebentritt has been a director since February 2005. He has been a Senior Advisor with Equity Group Investments, L.L.C., or EGI, a private investment firm, since January 2006, and had been President of EGI from 2000 through 2005. He is also an officer and director of various private affiliates of EGI. He is the President and a member of the Board of Managers of Chai Trust Company, an Illinois registered trust company. Until March 2006, Mr. Liebentritt was the Chief Executive Officer and President (since December 2002) and a Director (since May 2002) of First Capital Financial, L.L.C., a manager of publicly held investment funds. From May 2000 until December 2002, Mr. Liebentritt was a Vice President of First Capital Financial, L.L.C. Mr. Liebentritt was a director of Home Products International from December 2004 to March 2007. In September 2005, he was named to the board of directors and elected chairman of Rewards Network, Inc., a provider of loyalty and rewards programs for the restaurant industry. He has also been a director of Children’s Oncology Services, Inc. since October 2003. Mr. Liebentritt is a licensed attorney in the State of Illinois. He received a bachelor’s degree from Loyola University of Chicago in 1972 and his law degree from the University of Chicago in 1976.

Class II Directors Continuing in Office Whose Term
Expires at the Annual Meeting of Stockholders to be held in Fiscal 2010

Name	Age	Position

Jane L. Delgado, Ph.D., M.S.	54	Director
Joan P. Neuscheler	48	Director
Mark R. Sotir	43	Director

Jane L. Delgado, Ph. D., M.S. has been a director since April 2007. Dr. Delgado has served as the President and Chief Executive Officer of the National Alliance for Hispanic Health, the nation’s largest and oldest organization of health and human service providers to Hispanics, since 1985. From 1979 to 1985, she served in the Immediate Office of the Secretary of the U.S. Department of Health and Human Services. Dr. Delgado serves as a trustee of the Kresge Foundation, Patient Safety Institute and Lovelace Respiratory Research Institute. She is also an advisor to the American Academy of Family Physicians and to the March of Dimes. Dr. Delgado received her M.A. in Psychology from New York University, was awarded her Ph.D. in Clinical Psychology from State University of New York Stony Brook, and an M.S. in Urban Policy Sciences from the W. Averell Harriman School of Urban and Policy Sciences at State University of New York Stony Brook.

Joan P. Neuscheler has been a director since 2002. Ms. Neuscheler has 18 years of experience in private equity investing as an officer of Tullis-Dickerson & Co., Inc., a healthcare-focused venture capital firm. Since July 1998, Ms. Neuscheler has been the President of Tullis-Dickerson & Co., Inc. Prior to joining Tullis-Dickerson, Ms. Neuscheler’s previous experience included three years in public accounting with Arthur Andersen and five years experience as Chief Financial Officer for Magnant Re Intermediaries, Inc. Ms. Neuscheler is a director of Interpharm Holdings, Inc., a developer, manufacturer and distributor of generic prescription strength and over-the-counter drugs, and a number of privately held companies. She received her B.B.A. and her M.B.A. from Pace University.

Mark R. Sotir has been a director since April 2007. Mr. Sotir has served as a Managing Director, Equity Group Investments, L.L.C., or EGI, a privately-held investment firm, since November 2006. Prior to joining EGI, he was the Chief Executive Officer of Sunburst Technology Corporation, a leading independent distributor of educational software, from August 2003 to November 2006. Prior to joining Sunburst, Mark held various positions with the Budget Group, Inc., a $3 billion car and truck rental business with more than 13,000 employees, from 1995 to February 2003. He began his career at The Coca-Cola Company, working in several brand management and sales capacities, including managing the $800 million Minute Maid orange juice business. Mark received a Bachelor’s Degree in Economics from Amherst College and holds a Master’s Degree from Harvard Business School.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

As of the date of this proxy statement, our board of directors consists of nine directors. We are required to comply with the listing standards, including the corporate governance rules, of the NASDAQ Global Select Market, or NASDAQ, in order to maintain the listing of our common stock on NASDAQ. The NASDAQ rules require our board of directors to be composed of a majority of independent directors, as that term is defined by NASDAQ rules. As the date of this proxy statement, the board of directors has determined that directors Calhoun, Delgado, Dunton, Liebentritt, Lilly, Neuscheler, Oberkfell, and Sotir, encompassing a majority of the board of directors, each satisfy the independence requirements of the applicable NASDAQ rules.

The board of directors maintains the following three standing committees, each of which were established at the time of our July 2005 initial public offering: (1) the audit committee, (2) the compensation committee, and (3) the nominating and corporate governance committee. During fiscal 2007, our board of directors held 21 meetings, and each director, with the exception of William C. Pate who served on our board of directors until April 2007, attended at least 75% of the aggregate of all applicable board and committee meetings. While we do not require board members to attend the annual meeting of stockholders, such attendance is expected pursuant to Company policy. All of our directors who were serving on the board at that time attended the 2006 annual meeting of stockholders.

The following table shows, for fiscal 2007, the membership of each board committee and the number of meetings held by each committee:

Nominating &
Corporate
		Compensation	Governance
Name of Non-Employee Directors	Audit Committee	Committee	Committee

Kirk K. Calhoun	Chairperson
Jane L. Delgado, Ph. D., M.S.(1)			X
Alan W. Dunton, M.D.(2)		X	X
Steven A. Elms(3)
Donald J. Liebentritt(4)		X	Chairperson
John N. Lilly(5)	X		X
Joan P. Neuscheler(6)	X	Chairperson
Harold F. Oberkfell(7)		X	X
William C. Pate(8)	X	X
Mark R. Sotir(9)	X

Total Number of Meetings in Fiscal 2007	5	5	12

(1)	Dr. Delgado was elected to the board of directors and appointed to the nominating and corporate governance committee effective April 19, 2007 and May 2, 2007, respectively.

(2)	Dr. Dunton was elected to the board of directors and appointed to the compensation and nominating corporate governance committees effective November 8, 2006 and December 15, 2006, respectively.

(3)	Mr. Elms served as chairman of our board of directors until December 15, 2006.

(4)	Mr. Liebentritt was appointed to the compensation committee and named the chairperson of the nominating and corporate governance committee effective December 15, 2006.

(5)	Mr. Lilly was appointed to the nominating and corporate governance committee effective December 15, 2006.

(6)	Ms. Neuscheler served as a member of the audit committee until December 15, 2006.

(7)	Mr. Oberkfell served as a member of our compensation committee and nominating and corporate governance committee prior to his appointment as chairman of our board of directors on December 15, 2006.

(8)	Mr. Pate was appointed to our audit committee on December 15, 2006 and served on the audit committee until his resignation on April 19, 2007. Mr. Pate served on our compensation committee until December 15, 2006.

(9)	Mr. Sotir was elected to the board of directors and appointed to the audit committee effective April 19, 2007 and May 2, 2007, respectively.

Audit Committee

Our audit committee’s responsibilities include:

•	appointing a firm to serve as independent registered public accounting firm to audit our financial statements;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	considering the adequacy of our internal accounting controls and audit procedures; and

•	approving (or, as permitted, pre-approving) all audit and non-audit services to be performed by the independent registered public accounting firm.

The audit committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit services and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

The members of our audit committee are Kirk K. Calhoun, John N. Lilly and Mark R. Sotir, and each member of the audit committee meets the definitions of independence for membership on the audit committee as established by the SEC and NASDAQ. Mr. Calhoun serves as chairperson of the audit committee. The board of directors has determined that Mr. Calhoun is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. From July 1, 2006 until December 15, 2006, Joan P. Neuscheler served as a member of the audit committee, when she was replaced by William Pate. On April 19, 2007, Mr. Pate resigned from our board of directors. Mr. Sotir was appointed to the audit committee on May 2, 2007. On August 17, 2007, our board of directors amended and restated the Audit Committee Charter, a copy of which is included as Appendix A to this proxy statement and is posted on our website at www.adamsrt.com.

Compensation Committee

Our compensation committee’s responsibilities include:

•	reviewing and recommending approval of compensation of our executive officers;

•	administering our stock incentive and employee stock purchase plans;

•	reviewing and making recommendations to our board of directors with respect to incentive compensation and equity plans;

•	evaluating our Chief Executive Officer’s performance in light of corporate objectives; and

•	setting our Chief Executive Officer’s compensation based on the achievement of corporate objectives.

The members of our compensation committee are Alan W. Dunton, M.D., Donald J. Liebentritt and Joan P. Neuscheler. Ms. Neuscheler serves as chairperson of the compensation committee. Each member of the compensation committee meets the definition of independence established by NASDAQ. Harold Oberkfell served as a member of our compensation committee until his appointment as the chairman of our board of directors on December 15, 2006, and his vacancy was filled by Mr. Liebentritt. William C. Pate served as a member of the compensation committee until December 15, 2006, when he was replaced by Dr. Dunton. We have adopted a Compensation Committee Charter, which is posted on our website at www.adamsrt.com.

Nominating & Corporate Governance Committee

Our nominating and corporate governance committee’s responsibilities include:

•	identifying, evaluating and recommending nominees to our board of directors and committees of our board of directors;

•	conducting searches for appropriate directors; and

•	evaluating the performance of our board of directors and of individual directors.

The nominating and corporate governance committee identifies nominees through business contacts and has the authority to retain a professional search firm and other advisors to assist in identifying nominees. Candidates are evaluated on several qualifications, including level of education, business experience, character and integrity to ensure that our board of directors reflects a variety of complementary backgrounds and experiences, primarily in the areas of management and leadership. If the nominating and corporate governance committee determines that a candidate has the necessary qualities, the Chief Executive Officer and at least one member of the nominating and corporate governance committee must interview the candidate, and other members of the board of directors also have the opportunity to interview the candidate. Based on the candidate’s background and interviews, the nominating and corporate governance committee decides whether to recommend the candidate to the board of directors for approval by stockholders or, in the case of vacancies on the board of directors, for approval by the board of directors. The nominating and corporate governance committee also reviews incumbent directors considered for re-election based on that director’s service to the Company during the term, including the number of meetings attended and level of participation.

Although we have a policy regarding consideration of director candidate recommendations from our stockholders, we have not received director candidate recommendations for the annual meeting from our stockholders. According to our policy, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations. A stockholder who wishes to recommend a person to the nominating and corporate governance committee for nomination by us must submit written notice by mail to the Nominating and Corporate Governance Committee, c/o Secretary, Adams Respiratory Therapeutics, Inc., 4 Mill Ridge Lane, Mill Ridge Farm, Chester, New Jersey 07930. We must receive the written recommendation at least 150 calendar days but no less than 120 calendar days prior to the first anniversary of the date of our notice of annual meeting sent to stockholders in connection with the previous year’s annual meeting. The recommendation must include (i) the candidate’s name, age, business address and other contact information, (ii) a complete description of the candidate’s qualifications, experience, background and affiliates, as would be required to be disclosed in a proxy statement pursuant to Regulation 14A of the SEC, (iii) a sworn or certified statement by that candidate that he or she consents to being named as a nominee in the proxy statement and to serve as a director if elected, and (iv) the name and address of the stockholder of record making the recommendation.

The nominating and corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the board of directors concerning corporate governance matters.

The members of our nominating and corporate governance committee are Jane L. Delgado, Ph. D., M.S., Alan W. Dunton, M.D., Donald Liebentritt and John N. Lilly. Mr. Liebentritt serves as chairperson of the nominating and corporate governance committee and as our lead independent director. Each member of the nominating and corporate governance committee meets the definition of independence established by NASDAQ. Mr. Oberkfell served as a member of our nominating and corporate governance committee until his appointment as chairman of our board of directors on December 15, 2006 and his vacancy was filled by Mr. Lilly. Dr. Dunton and Dr. Delgado were appointed to the nominating and corporate governance committee effective December 15, 2006 and May 2, 2007, respectively. We have adopted a Nominating and Corporate Governance Committee Charter, a copy of which is posted on our website at www.adamsrt.com.

Stockholder Communications with the Board of Directors

Stockholders may send communications to the whole board of directors or any of its members by sending such communications to Adams Respiratory Therapeutics, Inc., c/o Secretary, 4 Mill Ridge Lane, Mill Ridge Farm, Chester, New Jersey 07930. Communications should be sent by overnight or certified mail, return receipt requested. We will forward such communications to the board of directors or specific members of the board, as directed in the stockholder communication.

Compensation Committee Interlocks and Insider Participation

During fiscal 2007, Alan W. Dunton, M.D., Donald J. Liebentritt, Joan P. Neuscheler, Harold F. Oberkfell and William C. Pate served on the compensation committee of the board of directors. None of the compensation committee members was formerly or during fiscal 2007 an officer or employed by us. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Corporate Governance Policies

We have adopted a written code of conduct and ethics that applies to our officers, directors and employees. Our Code of Conduct and Ethics is available on our website at www.adamsrt.com.

We have a corporate policy regarding insider trading and Section 16 reporting that applies to our officers, directors, employees and consultants. This policy prohibits trading in our common stock under certain circumstances, including while in possession of material, nonpublic information about us.

DIRECTOR COMPENSATION

The following table shows compensation provided to our non-employee directors for their service as directors in fiscal 2007.

	Fees Earned or
	Paid in Cash	Option Awards(6)	Stock Awards(7)	Total
Name	($)	($)	($)	($)

Kirk K. Calhoun	68,380	29,760	50,076	148,216
Jane L. Delgado(1)	6,417	95,440	8,369	110,226
Alan W. Dunton(2)	28,004	29,760	29,199	86,963
Steven A. Elms(3)	23,750	NA	NA	23,750
Donald J. Liebentritt	60,928	29,760	50,076	140,763
John N. Lilly	53,235	29,760	50,076	133,071
Joan P. Neuscheler	58,500	29,760	50,076	138,336
Harold F. Oberkfell	66,207	29,760	50,076	146,043
William C. Pate(4)	31,500	29,760	25,059	86,319
Mark R. Sotir(5)	6,417	95,440	8,369	110,226

(1)	Dr. Delgado was appointed to the board of directors effective April 19, 2007.

(2)	Dr. Dunton was appointed to the board of directors effective November 8, 2006.

(3)	Mr. Elms resigned from the board of directors effective December 15, 2006.

(4)	Mr. Pate resigned from the board of directors effective April 19, 2007.

(5)	Mr. Sotir was appointed to the board of directors effective April 19, 2007.

(6)	This column shows the amount of expense we recognized during fiscal 2007 under FAS 123R for all outstanding options held by our non-employee directors and includes cost recognized from options granted in prior fiscal years. Award fair values have been determined based on the assumptions set forth in Note 10 — Stock Compensation Plan in our 2007 Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and Note 5 in our Form 10-K for the fiscal year ended June 30, 2006. Additional information regarding these awards is provided in the table below. Options awarded annually to our non-employee directors vest in full on the first annual stockholders’ meeting following the date of grant, or earlier in the case of certain terminations or change-in-control events. In addition, newly appointed directors receive options that vest one-third per year beginning on the first anniversary of the grant.

(7)	This column shows the amount of expense we recognized during fiscal 2007 under FAS 123R for all outstanding stock awards held by our non-employee directors and includes cost recognized from stock awards granted in prior fiscal years. Stock awards are granted as restricted stock units (RSUs) and will vest in full on the first annual stockholders’ meeting following the date of grant, or earlier in the case of certain terminations or change-in-control events. Upon vesting, the RSUs will automatically convert into deferred stock units, which will not be converted into our common stock until six months following a director’s termination of board service.

The following table provides additional information about equity awards granted to our non-employee directors during fiscal 2007.

			Option		Stock	Grant Date
			Awards		Awards	Fair Value
Name	Grant Date		(#)		(#)1	($)

Kirk K. Calhoun	7/13/2006				294	12,542
	10/2/2006				356	12,517
	12/15/2006		4,000			29,760
	1/3/2007				300	12,510
	4/2/2007				374	12,507
Jane L. Delgado	4/19/2007		8,000	(2)	223	103,809
Alan W. Dunton	11/8/2006				100	4,182
	12/15/2006		4,000			29,760
	1/3/2007				300	12,510
	4/2/2007				374	12,507
Donald J. Liebentritt	7/13/2006				294	12,542
	10/2/2006				356	12,517
	12/15/2006		4,000			29,760
	1/3/2007				300	12,510
	4/2/2007				374	12,507
John N. Lilly	7/13/2006				294	12,542
	10/2/2006				356	12,517
	12/15/2006		4,000			29,760
	1/3/2007				300	12,510
	4/2/2007				374	12,507
Joan P. Neuscheler	7/13/2006				294	12,542
	10/2/2006				356	12,517
	12/15/2006		4,000			29,760
	1/3/2007				300	12,510
	4/2/2007				374	12,507
Harold F. Oberkfell	7/13/2006				294	12,542
	10/2/2006				356	12,517
	12/15/2006		4,000			29,760
	1/3/2007				300	12,510
	4/2/2007				374	12,507
William C. Pate	7/13/2006				294	12,542
	10/2/2006				356	12,517
	12/15/2006		4,000			29,760
	1/3/2007	(3)			300	12,510
	4/2/2007	(3)			374	12,507
Mark R. Sotir	4/19/2007		8,000	(2)	223	103,809

(1)	Restricted shares are granted quarterly with a grant date value of approximately $12,500 per quarter.

(2)	Dr. Delgado and Mr. Sotir were appointed to the board of directors effective April 19, 2007. Each non-employee director who joins our board of directors receives a nonstatutory stock option exercisable for 8,000 shares if he or she joins the board of directors more than six months prior to the next annual stockholders’ meeting. This stock option vests in three equal annual installments on the first, second and third anniversaries of his or her date of election or appointment to our board of directors.

(3)	Mr. Pate’s resignation from the board of directors effective April 19, 2007 resulted in the forfeiture of his January 3, 2007 and April 2, 2007 grants.

The aggregate number of option and stock awards (restricted stock and deferred common stock) outstanding and held by each non-employee director as of June 30, 2007 is indicated in the table below.

	Option Awards	Stock Awards
Name	(#)	(#)

Kirk K. Calhoun	12,000	2,651
Jane L. Delgado	8,000	539
Alan W. Dunton	8,000	1,090
Steven A. Elms	—	—
Donald J. Liebentritt	8,000	3,142
John N. Lilly	12,000	2,505
Joan P. Neuscheler	8,000	3,142
Harold F. Oberkfell	25,550	3,142
William C. Pate	4,000	2,526
Mark R. Sotir	8,000	539

Our non-employee director compensation plan, under which we compensate our non-employee directors, provides that each non-employee director receives a $75,000 annual retainer, payable $25,000 in cash and $50,000 in restricted stock units. These amounts are credited to directors quarterly beginning with each year’s annual stockholders’ meeting. The restricted stock units vest in full at the first annual stockholders’ meeting following the date of grant, or earlier in the case of certain terminations or change in control events. Upon vesting, the restricted stock units will automatically convert into deferred stock units, which will not be converted into our common stock until six months following a director’s termination of board service. Non-employee directors also receive $1,500 for each board and committee meeting attended in person, or $750 for meetings attended by video or telephone conference. The chairperson of each of the compensation and the nominating and corporate governance committees receives a supplemental $5,000 retainer, and the chairperson of the audit committee receives a supplemental $7,500 retainer.

Each non-employee director who joins our board of directors receives a nonstatutory stock option exercisable for 8,000 shares (if he or she joins the board of directors more than six months prior to the next annual stockholders’ meeting) or 4,000 shares (if he or she joins the board of directors on the date of a stockholders’ meeting or less than six months before the next annual stockholders’ meeting) of common stock with an exercise price equal to the fair market value per share of our common stock on the grant date. This stock option vests in three equal annual installments on the first, second and third anniversaries of the director’s date of election or appointment to our board of directors. In addition, at each annual stockholders’ meeting, each non-employee director receives a nonstatutory stock option exercisable for 4,000 shares of common stock with an exercise price equal to the fair market value per share of our common stock on the grant date. Such stock options fully vest at the first annual stockholders’ meeting following the date of grant, or earlier in the case of certain terminations or change in control events.

We do not pay separate director’s compensation to our employee directors, but we do have other compensatory arrangements with them for services other than as a director, which are described in the sections of this proxy statement captioned “Compensation of Executive Officers.”

MANAGEMENT

Executive Officers

Our current executive officers are as follows:

Name	Age	Position(s)

Michael J. Valentino	53	Chief Executive Officer, President and Director
Rita M. O’Connor	39	Chief Financial Officer and Treasurer
Robert D. Casale	49	Chief Operating Officer
Walter E. Riehemann	41	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
John S. Thievon	39	Executive Vice President, Sales and Corporate Accounts
Peter D. Wentworth, Ph. D.	52	Executive Vice President, Human Resources
Helmut H. Albrecht, M.D.	52	Senior Vice President, Research and Development

Michael J. Valentino has been our President, Chief Executive Officer and a director since 2003. Please refer to the biography of Mr. Valentino provided under “Election of Directors — Information regarding Nominees for Director-Nominees for Election of Class III Directors for a Three-Year Term Expiring at the Annual Meeting of Stockholders to be held in Fiscal 2011,” above.

Rita M. O’Connor has been our Chief Financial Officer and Treasurer since February 2007. Prior to that, Ms. O’Connor was our Senior Vice President and Corporate Controller since July 2006, our Vice President and Controller from August 2005 and July 2006, and our Executive Director, Controller from November 2004 to August 2005. Before she joined us in November 2004, Ms. O’Connor spent seven years at Schering-Plough Corporation in a series of positions of increasing responsibility within the corporate global finance department. Most recently at Schering-Plough Corporation, she was senior director planning & reporting within the corporate controller’s group. Ms. O’Connor began her career in the audit department at Deloitte and Touche, where she progressed to audit manager, including a two-year program in Deloitte’s National Office technical accounting research department. Ms. O’Connor has a B.S. degree in accounting from Rutgers University and is a certified public accountant.

Robert D. Casale has been our Chief Operating Officer since October 2006. Mr. Casale was our Executive Vice President, Chief Marketing and Development Officer from May 2005 to October 2006 and our Vice President of Business Development and Consumer Marketing from 2004 to May 2005. Prior to joining us, Mr. Casale was affiliated with Philosophy IB, a management consulting firm, from May 2001 to February 2004. From September 2000 to April 2001, Mr. Casale served as Vice President, Business Development and Strategic Planning, for the Consumer Healthcare Division of Pfizer Inc. and, in that capacity, led development of a strategic plan for the newly merged Pfizer Inc. and Warner-Lambert Company consumer businesses. Mr. Casale began his healthcare career at Warner-Lambert Company, where he held various positions, including Vice President of Marketing for upper respiratory and gastrointestinal consumer products and Global Vice President for Warner-Lambert Company’s OTC gastrointestinal and skin care businesses, from July 1993 to August 2000. Mr. Casale received a bachelor’s degree in business administration and English from Rutgers College in 1980 and a Juris Doctorate, with honors, from Rutgers Law School in 1983.

Walter E. Riehemann has served as our General Counsel since October 2006 and our Executive Vice President, Chief Compliance Officer and Secretary since May 2005. Mr. Riehemann was our Chief Legal Officer from May 2005 to October 2006 and our Vice President, General Counsel and Secretary from 2003 to May 2005. Prior to joining us, he was with the international law firm of Holland & Knight LLP from 2002 to 2003. From 2000 to 2002, Mr. Riehemann served as President and Chief Executive Officer of Dawson Managers, Inc., a management consulting firm engaged in corporate restructuring and providing interim management services to start-up and troubled companies, and from 1995 to 2000, he served in a variety of positions with RISCORP, Inc., most recently as President and General Counsel. From 1993 to 1995, Mr. Riehemann was an associate with the law firm of Powell

Goldstein LLP. Mr. Riehemann earned a bachelor’s degree, cum laude, from Chadron State College in Chadron, Nebraska in 1987 and a Juris Doctorate, summa cum laude, from The Ohio State University College of Law in 1990.

John S. Thievon has served as our Executive Vice President, Sales and Corporate Accounts since July 2007, and served as our Executive Vice President, Sales and Business Development from October 2006 to June 2007. Mr. Thievon was our Executive Vice President, Commercial Operations from May 2005 to October 2006 and our Vice President, Sales and Professional Marketing from 2000 to May 2005. From January 1999 to May 2000, Mr. Thievon held various positions with us, including Northeast Regional Business Director and Director of Marketing. Prior to joining us, Mr. Thievon held various positions with IMS Health Incorporated, including Account Manager, Account Director, and Director of Sales Training from January 1995 to December 1998. From 1990 to 1994, he served as a Sales Representative with Ortho Pharmaceuticals Inc. Mr. Thievon graduated from Pace University with a Bachelor of Business Administration degree, with a concentration in marketing.

Peter D. Wentworth, Ph.D. has been our Executive Vice President, Human Resources, since December 2006. Prior to joining us, Dr. Wentworth served as a Vice President, Human Resources of Pfizer Inc.’s Global Consumer Healthcare Division from February 2001 to December 2006. From 1991 to 2000, Dr. Wentworth held senior Human Resource positions within divisions of the Warner-Lambert Company, including VP Human Resources-Consumer Healthcare North America, VP Human Resources — Tetra, and various other HR positions. From 1984 to 1991, Dr. Wentworth held a variety of HR management positions in PepsiCo. From 1983 to 1984, he was an Organizational Research Consultant within Merrill Lynch & Co. Dr. Wentworth began his professional career in 1980 as a management consultant for HR Strategies, Inc. Dr. Wentworth is a member of the Human Resource Planning Society, the Metropolitan New York Association for Applied Psychology, the American Psychological Association, and the Society for Industrial and Organizational Psychology. He serves on the Executive Committee of the Board of Directors for the Morris County Chamber of Commerce in New Jersey, and has served on the Executive Committee of The Conference Board’s Council for Divisional Human Resource Executives. Dr. Wentworth received his B.A. Degree in Psychology from the University of Vermont. He also holds a Master’s Degree and Doctorate in Industrial and Organizational Psychology from Wayne State University.

Helmut H. Albrecht, M.D. joined us in 2004 and serves as our Senior Vice President for Research and Development. Prior to joining us, Dr. Albrecht was Vice President of Global Preclinical and Clinical Development and Drug Safety at Novartis Consumer Health from August 2003 to October 2004, and from November 2000 to August 2003, he served as Vice President for Research and Development for OTC (in North America). Before joining Novartis, Dr. Albrecht held leadership positions in the area of pharmaceutical medicine involving prescription and OTC products as well as dietary supplements at SmithKline Beecham Consumer Health (1996-2000), Procter & Gamble OTC Health Care and P&G Pharmaceuticals, Altana Pharmaceuticals (Byk Gulden Pharma Group) in Germany, and Altana Inc. in Melville, New York. Dr. Albrecht earned a doctorate of medicine, magna cum laude, from the University of Heidelberg. He also holds a Master of Science degree in management and policy, an advanced New York State certificate in health care management from SUNY at Stony Brook and a diploma in pharmaceutical medicine. Dr. Albrecht is a fellow, as well as a previous board member, of the Faculty of Pharmaceutical Medicine.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This discussion provides an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Following this discussion you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2007 to the following individuals, whom we refer to as our named executive officers:

•	our president and chief executive officer, Michael J. Valentino;

•	our chief operating officer, Robert D. Casale;

•	our current chief financial officer and treasurer, Rita M. O’Connor;

•	our former chief financial and administrative officer and treasurer, David P. Becker;

•	our executive vice president, general counsel, chief compliance officer and secretary, Walter E. Riehemann; and

•	our executive vice president, sales and corporate accounts, John S. Thievon.

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Compensation Philosophy and Objectives

Our compensation philosophy serves as a blueprint for managing compensation for all of our employees. The compensation philosophy is exhibited by the specific objectives and principles that we follow in setting base pay, annual incentives, and long-term incentives. Collectively, our compensation objectives, principles and practices are intended to drive profitable growth for our stockholders at a level sufficient to justify and sustain the aggregate costs of our compensation programs.

The primary objectives of our compensation program are to:

•	provide industry-competitive compensation opportunities intended to attract, retain and motivate high-performing employees;

•	link compensation to progress against our strategic plan and the achievement of short and long-term operating objectives;

•	encourage our employees to “think like stockholders” by delivering meaningful portion of total compensation through stock-based incentives;

•	maximize the financial efficiency of the program with respect to accounting, tax and cash flow perspectives; and

•	support high standards of corporate governance within our executive compensation program.

We follow the following specific principles as we design our compensation program:

•	consistency — we believe that plan design provisions should apply equally to executives at all levels, with differences in magnitude to reflect responsibility and level in the organization;

•	sustainability — we establish overall compensation budgets at levels that we expect will be sustainable and affordable over the long-term;

•	individual opportunity — we set individual compensation opportunities with a view to providing compensation in the upper quartile of our peer group for extraordinary results and below median compensation for results that are below target;

•	competitive pay — we consider base salaries as fixed costs, and generally target them at the median level of our peers, unless we perceive that higher levels are needed to retain or attract specific individuals. We use variable compensation, in the form of annual and long-term incentives, as the primary tool used to tie pay to performance; and

•	differentiation — we believe that amounts actually delivered to each executive through incentive plans should reflect both company and individual performance, with top performers earning above-market compensation and marginal performers earning below-market compensation.

How We Determine and Assess Executive Compensation

Our compensation committee, which we refer to as the Committee in this Compensation Discussion and Analysis, assists our board of directors in discharging its responsibilities relating to compensation of our executive officers. Each of the three members of the Committee is independent as that term is defined in the listing standards of The Nasdaq Global Select Market and in the director independence standards adopted by our board of directors.

We believe that their independence from management allows the Committee members to provide unbiased consideration of various elements that could be included in an executive compensation program and apply independent judgment about which elements and designs best achieve our compensation objectives. The Committee utilizes a number of resources, tools, and metrics, as described below, in order to develop a compensation program that is fair to our executives and stockholders.

The Committee retains its own independent compensation consultant, Frederic W. Cook & Co., Inc., or FWCook. FWCook does not provide any other service to the company, except as to matters related to executive compensation activities with approval of the Committee.

To assess the competitiveness of our executive compensation program, the Committee reviews the pay of similarly situated executives at the companies in our compensation comparison group or “peer group” as discussed later in this section. The Committee then reviews the results of this analysis in the context of our company to ensure they are consistent with our strategic plan, financial objectives, and stockholder interests. Short-term compensation, which includes both a fixed base salary and annual at-risk performance based compensation, is generally targeted to provide compensation at the median (50th percentile) of our peer group when both the company’s and the executive officer’s performance reach predetermined target levels, which we refer to as performance at “target.” In contrast, long-term compensation is generally targeted to provide compensation from above the median to the upper quartile of our peer group based upon the extent to which both the company’s and executive officer’s performance reaches or exceeds target. Long-term compensation is targeted above the median because of the higher performance/risk orientation in the components of the long-term incentive awards relative to market practice.

Prior to the beginning of each fiscal year, FWCook provides the Committee with information that captures the levels of total compensation and individual components of pay (base salary and short- and long-term incentive potential) for executives within our peer group who have duties and responsibilities similar to our executives. Information sources used by FWCook include public data from our peer group companies as well as broader data on trends and emerging industry practices. The peer group companies are selected for their similarity to us in both size and complexity (based on sales, market capitalization and other financial measures) and represent the types of companies with which we historically compete for executive talent. The Committee and FWCook also review the composition of the peer group periodically.

The Committee reviews each element of our named executive officers’ compensation on an annual basis to determine the relative competitiveness of our compensation program against the 25th, 50th and 75th percentile of our peer group, as discussed below. Each element of compensation and total compensation is then reviewed across our executive ranks to ensure internal consistency, as appropriate.

At the beginning of each fiscal year, our Chief Executive Officer, or our CEO, evaluates the financial and strategic performance of our named executive officers against our strategic operating plan and the executive’s individual performance objectives for the prior fiscal year. The CEO, in consultation with the Executive Vice President, Human Resources, then develops compensation recommendations for our named executive officers, other than himself. Factors that the CEO weighs in making individual compensation recommendations include:

•	the review of specific individual performance objectives conducted by the CEO; and

•	individual contributions to the achievement of our company’s overall financial and strategic goals (as discussed below).

After completing his evaluation, the CEO presents his findings and compensation recommendations to the Committee for review and consideration. In addition to the CEO’s findings and recommendations, the Committee reviews and considers a compensation “tally sheet” for each named executive officer. The tally sheet presents the total value of compensation when both individual and the company’s performance is at target, as well as the value of the named executive’s outstanding equity awards at various stock prices and the value realized by the named executive officer from exercise of stock options from our initial public offering through the review date. The tally sheet also presents an estimate of the compensation that would be delivered if the named executive officer’s employment were terminated voluntarily, involuntarily or as a result of a change in control.

The Committee finds tools like the internal tally sheets and the review of external market practices to be helpful in its analysis of the executive compensation program. In determining specific levels of compensation, the Committee focuses on the individual elements of our executive compensation as well as both the total value and sustainability of the compensation program. It also considers how our programs compare against similarly situated executives in our peer group, company performance relative to our internal operating plan, and company performance in comparison to the peer group companies. The Committee, in its sole discretion, determines the level of payout to each named executive officer under our short- and long-term compensation programs for the completed fiscal year, and establishes company and CEO’s performance targets for review by our board of directors for the new fiscal year. In turn, our CEO establishes individual performance targets for each of the other named executive officers.

The Committee conducts a performance review of the CEO on the same basis described above for all other executive officers following the end of the fiscal year. For the Committee’s review, the CEO prepares a written analysis of his accomplishments keyed to the business and individual goals established for the prior fiscal year. At a Committee meeting, the CEO presents his personal performance results for the prior fiscal year, recommends goals for the new fiscal year, and responds to any questions that may arise. At the completion of his self performance review, the Committee discusses the CEO’s performance review without the CEO present and determines the CEO’s compensation based on performance against objectives and reference to peer company compensation provided by the Committee’s independent compensation consultants.

The Committee has responsibility for setting performance targets and payout scales for all of the company’s incentive compensation programs. While performance targets are initially developed by management, and reflect the one-year and multi-year strategic business operating plans previously reviewed with the board of directors, the Committee, with full board input as needed, reviews, amends, and approves management’s recommendations.

Peer Group Selection

As discussed above, we use a compensation comparison group, or “peer group” of companies to assess the competitiveness of our compensation program and decisions. In establishing the executive compensation levels and award opportunities for fiscal 2007, as well as the company’s aggregate equity compensation budget, we reviewed the compensation practices of a peer group of the following 12 pharmaceutical and consumer product companies:

Cephalon, Inc.	KOS Pharmaceuticals	Pharmion Corporation
Chattem, Inc.	KV Pharmaceutical Company	Salix Pharmaceuticals
Connectics	Medicis Pharmaceutical Corporation	United Therapeutics Corporation
Endo Pharmaceuticals Holdings, Inc.	MGI Pharma, Inc.	WD-40 Company

This peer group was established in 2005 prior to our initial public offering. In terms of size, our revenues, market capitalization and number of employees were generally consistent with the median to 75th percentile of our peer group. The Committee reviews the peer group periodically to make sure it remains reasonable in light of our size, performance, and business model. We also look for any significant changes within the individual peer companies themselves that may make a particular company less relevant as a peer company for compensation planning purposes. The Committee last reviewed our peer group in 2007 and approved changes for fiscal 2008 that are addressed later in this section under “Material Changes to the Compensation & Benefits Program for Fiscal 2008”.

Role of Executive Officers in the Compensation Process

Management plays an important role in our compensation program by providing insight into the types of incentives that would be most effective in motivating our business team leaders and helping to identify the performance metrics that are most influential in our ability to achieve our business goals. For example, with the input of management, the Committee selected earnings per share, or EPS, and pre-tax margin, or Margin, as the primary performance measures in our long-term performance awards granted last year. However, our executive officers do not participate in setting their own pay or pay opportunities. From a procedural standpoint, our executive officers may prepare meeting information for the Committee in advance of each meeting, as needed. Our Executive Vice President, Human Resources participates in each Committee meeting and provides analyses of current compensation policies and practices and presents management recommendations to the Committee for their independent consideration. Our CEO participates in Committee meetings, at the Committee’s request, to provide:

•	background information regarding our strategic objectives;

•	his evaluation of the performance of our named executive officers; and

•	compensation recommendations as to our named executive officers (other than himself).

As described above, our CEO annually reviews the performance of each named executive officer other than himself and submits to the Committee his compensation recommendations. The Committee then exercises its discretion to determine the appropriate level of compensation to be awarded to each such named executive officer.

Elements of Our Executive Compensation Program

Our executive compensation program has three principle elements: base salary, annual incentives and long-term incentives. The base salary program provides basic economic security for our employees, while the annual and long-term incentive compensation programs are designed to reward performance measured against goals and standards established by the Committee and to encourage executives to increase shareholder value. In addition to these three principle elements of our pay program, we provide a qualified 401(k) retirement plan, a nonqualified deferred compensation plan for executives, and certain other benefits, including limited perquisites.

The elements of our fiscal 2007 compensation program can be summarized as follows:

Element	Form of Compensation	Purpose	Performance Metric(s)

Base Salary	Cash	Provide competitive, fixed compensation to attract and retain exceptional executive talent.	Annual merit increase eligibility based on performance against individual goals

Annual Incentives	Cash	Create a strong financial incentive for achieving or exceeding a combination of company and individual goals.	Sales, profits, and strategic business and personal objectives

Long-Term Incentives	Stock options and performance shares	Create a strong financial incentive for achieving or exceeding long-term performance goals and align executive’s interests with those of our stockholders.	EPS growth and pre-tax margin (profitability)

Severance	Post-termination pay	Provide income protection in the event of certain involuntary terminations of employment.	Not performance-based

Employee Benefits and Perquisites	Eligibility to participate in benefit plans generally available to our employees, including 401(k), health, life insurance and disability plans
Provide healthcare and various income security protections.

Limited perquisites are provided to our executives to recognize their contributions and to be competitive within the industry (e.g., company car or car allowance).
Not performance-based

Deferred Compensation Program	Nonqualified deferred compensation	Allow executives to defer all or a portion of their current compensation, pre-tax, to save for retirement or other personal financial goals.	Not performance-based

Base Salary.  Base pay reflects the external market value of a particular job, as well as the experiences and qualifications that an individual brings to the job. The Committee establishes merit increases based on a named executive officer’s leadership and performance over the previous year, as well as his or her potential for development and performance in the future. For fiscal 2007, named executive officer base salaries were generally targeted at the 50th percentile of our peer group, consistent with our stated compensation philosophy.

Annual Incentives.  The purpose of annual performance-based bonuses is to motivate our named executive officers and to provide financial incentive to them to achieve goals related to both our company performance and their own personal performance. Payment of bonuses is based on two factors: bonus pool funding and individual performance.

First, each participant in the plan is assigned a target bonus opportunity expressed as a percentage of his or her base salary. The funding of the bonus pool for all participants is determined by the company’s performance against financial and strategic performance targets set at the beginning of the fiscal year based on our annual operating plan. For example, if the company achieved 100% of its financial and strategic objectives, the bonus pool would be funded with an amount equal to 100% times the aggregate target bonus opportunity of each participant. The potential range for bonus pool funding is 0% to 200% of participants’ target bonus opportunities. In setting the financial and strategic objectives that are used in funding the bonus pool, the Committee and the board of directors approve specific objectives and milestones that are most critical in terms of our ability to meet our annual operating plan and long-term strategic plan. In establishing the performance targets, the Committee sets challenging performance targets to provide an incentive for strong performance and to drive our growth and stockholder value.

For fiscal 2007, the performance measures used for funding our annual bonus plan consisted of the following specific and measurable financial and strategic objectives:

•	Financial goals: gross sales of $419 million; net sales of $378 million; pro-forma earnings before interest, taxes, depreciation and amortization, or EBITDA, of $120 million. Pro-forma EBITDA is a measure of profitability and excludes stock compensation and bonus expenses. These three fiscal 2007 financial goals represent targeted growth versus prior year actual results of 63%, 58%, and 47%, respectively.

•	Strategic goals: new product development and launch, brand development, business development, manufacturing capabilities, production margins, long-term capacity plans, investor relations activity, capital planning, Sarbanes-Oxley compliance with Regulation 404, and organization-building objectives.

Second, each executive’s individual performance assessment determines his or her actual bonus payout from the bonus pool. As our chief executive officer, Mr. Valentino’s performance goals are the same as the overall financial and strategic goals used in funding the annual bonus plan, as identified above. Each of our other named executive officers was assigned at the beginning of the year a number of specific goals and objectives that are reflective of their individual roles and responsibilities, and that are aligned with the overall business financial and strategic goals. For example, as our chief operating officer, Mr. Casale had a number of individual goals ranging from launching new products to providing incremental sales, to progressing research and development in order to deepen our pipeline of future products, to assessing and completing business transactions such as product licensing agreements, acquisitions, and expansion of our technology platforms. Ms. O’Connor’s goals, as chief financial officer and treasurer, focused upon strengthening our financial capabilities and practices, and ranged from implementing a new payroll system, integrating the accounting practices following the acquisition of our manufacturing plant, ensuring our financial and business practices conform to Sarbanes-Oxley requirements, to improving the financial latest estimate and reporting processes. In his capacity as general counsel, chief compliance officer, and corporate secretary, Mr. Riehemann’s goals ranged from working with our board of directors to strengthen overall governance procedures, overseeing Sarbanes-Oxley compliance efforts, leading outside counsel and lobbying efforts to ensure our company’s interests are effectively represented with the FDA and government agencies, to negotiating contracts associated with acquisitions and licensing deals, to building the legal and regulatory functions and capabilities for our company. As executive vice president of sales and corporate accounts, Mr. Thievon’s goals included managing the transition required in the repurchase of our manufacturing assets and operations, launching all new products into the trade, expanding our sales force to build greater geographic presence and our capacity to handle new product launches, to enhancing the training provided to the sales force, and building our ability to penetrate the managed care market.

The Committee evaluates the company’s performance against the overall financial and strategic goals. The Committee’s determination establishes both Mr. Valentino’s performance assessment and the bonus pool funding for the other named executive officers. Mr. Valentino evaluates the performance of each of the named executive officers other than himself against their individual goals and objectives. The assessment of achievement on certain goals is necessarily more subjective than for other goals that may be financial or otherwise quantitative in nature. If it is determined that an executive met but did not exceed target performance expectations, the executive’s individual bonus would be 100% of the target bonus opportunity assigned to him or her, adjusted for the bonus funding available based on overall company performance, as discussed above. Variations in individual performance affect a participant’s share of the overall bonus pool.

Based on the Committee’s assessment of the company’s performance in fiscal 2007, the bonus pool was funded at 90% of target for our named executive officers employed at the end of the fiscal year.

The actual bonuses paid to our named executive officers for fiscal 2007 are summarized in the following table. In aggregate, the sum of the actual bonuses awarded approximates 90% of the sum of the target awards.

	Target Bonus (as a			Actual Award (as a
Name	% of Salary)	Target Award ($)	Actual Award ($)	% of Target)

Mr. Valentino	100	600,000	540,000	90.0
Mr. Casale	50	185,000	187,782	101.5
Ms. O’Connor	50	145,000	143,501	99.0
Mr. Riehemann	50	150,000	121,805	81.2
Mr. Thievon	50	150,000	117,998	78.7
Mr. Becker(1)	50	N/A	N/A	N/A

(1)	Mr. Becker resigned from the company effective February 28, 2007 and was not entitled to receive a fiscal 2007 annual bonus.

Long-Term Incentives.  We provide long-term incentives to our named executives through our 2005 Long-Term Incentive Plan. In addition, some previously granted awards remain outstanding under our 1999 Long-Term Incentive Plan. Our long-term incentive plans are equity-based incentive programs designed to attract and retain our executives. The plans are also designed to link our executives’ personal interests with those of our stockholders by motivating them to improve the market value of our common stock over a number of years. The Committee believes that equity ownership by executives furthers our compensation objective of aligning long-term financial interests of executives with those of our stockholders.

Incentive plan equity grant timing is determined by the Committee, and it has been the practice to make the equity grants within 60 days of the close of each fiscal year. The fiscal 2007 grant was approved in August 2006. This timing allows the Committee the opportunity to assess our prior fiscal year performance, and to review external competitive practice. While the grants are made in one fiscal year, the size of the grant reflects services rendered and performance in the prior fiscal year, and is also intended to promote retention and maximum performance in the current and future fiscal years.

To determine the aggregate long-term incentive budget, the Committee reviewed peer group data to determine what proportion of total shares outstanding and market capitalization is typically used for employee compensation programs. In addition to considering potential dilution implications, the Committee also considered the aggregate expense associated with the awards and the impact on earnings per share. The Committee then examined market data by employee classification level to develop target grant guidelines for eligible employees at each eligibility level. In addition to the competitive data, the Committee also reviewed the value of outstanding equity awards held by each named executive officer and other individual factors, including each executive’s role and importance to the company, the degree of retention risk and difficulty of replacement, past and expected future performance, and the role in the succession planning process and readiness for promotion to a higher level.

For fiscal 2007, the long-term incentive awards to our named executive officers were split equally between time-based stock options and performance shares, to focus the named executive officers on creation of stockholder value and achievement of longer-term operating objectives.

Stock Options.  Our named executive officers received 50% of their long-term incentive award value in the form of stock options. Stock options encourage retention and closely align the interests of executives with those of stockholders in that value is gained by the executive only to the extent that the stock rises in value beyond the exercise price established on the grant date. We believe that stock options continue to be a useful tool for executive officers because such officers understand the greater leverage potential of options and therefore better appreciate their value as reflected in the “fair value” for financial accounting purposes. The stock options granted in fiscal 2007 vest in equal increments over three years, beginning one year from the date of the grant, and expire 10 years from the date of grant.

Performance Shares.  Our named executive officers received 50% of their long term incentive award value in the form of performance-based restricted stock units, which we refer to as “performance shares.” Performance shares are shares of restricted stock that vest based on the achievement of pre-determined goals and continued employment. We introduced performance shares into our long-term incentive program to reduce fixed expense, strengthen the linkage between longer-term financial performance and earned compensation, and improve the overall balance of the compensation program. Our named executive officers will earn the performance shares, in whole or in part, on June 30, 2008, based on our cumulative EPS and average pre-tax margin over the two fiscal years beginning July 1, 2006 and ending June 30, 2008, as follows:

	Cumulative EPS	Pre-Tax Margin
Degree of Performance	% of Target Award	% of Target Award
Attainment	Earned	Earned	Total Award

Outstanding	75%	75%	150%
Target	50%	50%	100%
Threshold	25%	25%	50%
Less than Threshold	0%	0%	0%

*	Payouts between performance levels will be determined based on straight line interpolation.

Performance under each performance measure is independent of performance under the other and the results are added together. For example, if actual cumulative EPS results in 25% of the target award being earned and actual average pre-tax margin results in 50% of the target award being earned, a total of 75% of the target award will be earned. The actual number of shares earned may range from 0% to 150% of target.

At the end of the two-year performance period, 50% of any performance shares earned will be distributed and 50% of any performance earned shares will be subject to an additional one-year continued service requirement to support the retention objective.

Consistent with our philosophy to set challenging objectives, the two-year performance targets established for performance share vesting were aggressive: two-year cumulative earnings per share of $3.60, and two-year average pre-tax margin of 24%. Based on current actual reported earnings per share of $0.82 for fiscal 2007, and reported pre-tax margin of 14% for fiscal 2007, the two-year cumulative earnings per share and the two-year average pre-tax margin targets are not expected to be met. In line with the payout matrix above, we do not expect the performance shares from the fiscal 2007 grant to vest, and such shares will likely be forfeited in fiscal 2008.

Other Executive Benefits, including Severance Benefits, Perquisites, and Deferred Compensation

Income Security Agreements.  During fiscal 2007 our named executive officers, with the exception of Mr. Valentino, were parties to income security agreements which entitled them to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of the company. Many change-in-control transactions result in significant organizational changes, particularly at the executive officer level. As a result, a potential or actual change-in-control transaction creates uncertainty regarding the continued employment of our executive officers. The Committee believes that it is prudent to encourage our executive officers to remain employed with the company during important times, such as in the context of a change in control, and the income protection provided by these agreements in the event of a termination allows us to do so. We also believe that offering these benefits helps us compete for talent and attract talent from larger consumer and pharmaceutical companies with more extensive compensation, benefits and retirement savings plans.

Our change-in-control benefits incorporate a “double-trigger.” That is, a change in control alone does not trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us or our successor without cause or by the executive for good reason during a specified period before or after the change in control. The “double trigger” maximizes stockholder value by not triggering severance solely due to the occurrence of a change in control, and provides appropriate protections to executives to evaluate and provide objective advice to the company in a transaction that would result in a change in control in which they may lose their jobs. To further protect our interests, and in the event benefits are triggered, the executive officers are subject to non-competition, non-solicitation (of employees and customers), and confidentiality agreements.

The income security agreements provide benefits of one year of base salary continuation and one year of health benefits continuation. Mr. Valentino is not party to an income security agreement. Instead, he has an employment agreement that includes certain severance benefits (as discussed below). For more information on the benefits our named executive officers would receive in the event of their termination, see the table entitled “Potential Payments Upon Termination or Change in Control”.

Employment Agreement with Mr. Valentino.  We employ Mr. Valentino as our Chief Executive Officer and President pursuant to an employment agreement that was effective August 11, 2003. The employment agreement provides for a five-year term of employment, subject to automatic renewals for additional one-year periods. However, either we or Mr. Valentino may cause the agreement to cease to automatically extend by giving notice to the other party within six months prior to the expiration of the term.

Under the employment agreement, either we or Mr. Valentino may terminate his employment at any time. The employment agreement also terminates upon his death or disability. Upon termination for any reason, Mr. Valentino will receive any amounts earned or due but unpaid through the date of termination, including base salary and benefits, which we refer to as the accrued benefits. If Mr. Valentino voluntarily resigns, other than for good reason or disability, he would be entitled to the accrued benefits and he would have up to three months after his termination to exercise his vested stock options. If the agreement were terminated due to Mr. Valentino’s death, his estate would be entitled to the accrued benefits and would have up to one year to exercise his vested stock options. If his employment were terminated by reason of Mr. Valentino’s disability, he would be entitled to the accrued benefits and he would have the full remaining option term to exercise his vested stock options. In the case of a disability termination, he would also be entitled to a prorated target bonus for the year of termination, continuation for up to 12 months in our group health and life insurance benefits, and, in the event of a sale of the company or a substantial asset sale occurring within nine months after his termination due to disability, a variable transaction bonus not to exceed $2.5 million.

If we terminate Mr. Valentino’s employment without cause or if he terminates his employment for good reason, Mr. Valentino would be entitled to the accrued benefits and he would have the full remaining option term to exercise his vested stock options. He would also be entitled to continuation for up to 24 months in our group health and life insurance benefits, a severance payment equal to two times the sum of his base salary plus his target bonus, and, in the event of a sale of the company or a substantial asset sale occurring within nine months after his termination, a variable transaction bonus not to exceed $2.5 million.

We also entered into a confidentiality and non-competition agreement with Mr. Valentino on August 11, 2003. Under this agreement, Mr. Valentino agrees not to disclose confidential information and, for a period of 24 months following the termination of Mr. Valentino’s employment, not to compete with us or recruit our employees.

Severance Agreement with Mr. Becker.  Mr. Becker resigned effective February 28, 2007. Mr. Becker was a long-term employee and contributed to our growth. To ensure a smooth transition and access to Mr. Becker’s knowledge and experience for a two-year period, we entered into a separation and independent consulting agreement with him. Under this agreement, Mr. Becker receives $5,000 per month for 24 months of consulting services. In addition, he received a severance payment of $95,000 six months and one day following his termination date, and will receive monthly severance payments of $15,333.33 through February 2009.

Employee Benefits and Perquisites.  We provide various employee benefits and perquisites to promote the health, well-being and financial security of our executive officers, as well as all employees. We compete for talent at all levels against companies extending beyond our executive compensation peer group, and therefore we compare our benefits programs against larger consumer healthcare and pharmaceutical companies as well.

We continue to limit the perquisites available to our executive officers. For example, we do not provide pension arrangements, post-retirement health coverage, or similar benefits to our executive officers or other employees. We generally offer our named executive officers the same employee benefits and perquisites offered to all employees, as summarized in the table below. Changes for fiscal 2008 are noted below and are discussed later under “Material Changes to the Compensation & Benefits Program for Fiscal 2008.”

Summary of Employee Benefits and Perquisites

	All	Named
	Full-Time	Executive
Benefit or Perquisite	Employees	Officers

Automobile Allowance		✓	(1)
Company Apartment		✓	(2)
Deferred Compensation Plan		✓	(3)
Executive Medical Reimbursement		✓	(4)
Golf Club Access	✓	✓	(5)
Health Insurance	✓	✓
Life Insurance	✓	✓
Long-Term Disability	✓	✓
Paid Time Off	✓	✓
Retirement Savings Plan — 401(k)	✓	✓
Short-Term Disability	✓	✓

(1)	Director-level management and above are eligible to receive either a car allowance or a leased car. Effective July 1, 2007, the car leases will not be renewed upon their expiration for the named executive officers.

(2)	We lease an apartment near our corporate headquarters for the use of certain employees traveling to New Jersey whose residences are outside of New Jersey.

(3)	Director-level management and above are eligible to participate in our Deferred Compensation Plan.

(4)	Effective July 1, 2007, the Executive Medical Reimbursement Plan was discontinued.

(5)	We maintain two golf club memberships and provide access to all employees, with certain executive officers as “named members” per club requirements. Effective July 1, 2007, named members do not receive any financial benefit from the use of the company-provided club memberships. The club memberships are maintained to provide access to offsite meeting facilities for business meetings, provide recognition opportunities for employees, and to provide golf access for all employees at their personal expense.

Deferred Compensation Plan.  We provide a deferred compensation plan to allow employees who are director-level management and above to save for retirement or other personal financial goals in a tax efficient manner with minimal incremental cost to the company. The Adams Respiratory Therapeutics, Inc. 2006 Deferred Compensation Plan permits participants to defer on a pre-tax basis the receipt of up to 100% of their annual base salary and annual bonus into a rabbi trust account established with Merrill Lynch. Participants may select from a variety of investment alternatives offered through Merrill Lynch. For more information refer to the table entitled “2007 Nonqualified Deferred Compensation Table” in this proxy statement.

Material Changes to the Compensation & Benefits Program for Fiscal 2008

In fiscal 2007 we completed a review of our compensation, benefits and perquisites, and the Committee has approved certain changes for fiscal 2008 to keep our compensation benefits in line with our general compensation principles and objectives. As a result of the changes, our compensation and benefits program:

•	provides competitive compensation opportunities consistent with our stated philosophy;

•	provides basic health, insurance, and retirement savings benefits to attract and retain talent; and

•	minimizes non-performance based executive perquisites.

Introduction of New Peer Group Companies.  In fiscal 2007, the Committee reviewed and approved a new group of peer companies for reference in developing compensation plans, practices, and executive officer compensation and assessing competitiveness for fiscal 2008. FWCook advised the Committee during the selection of the peer companies. The previous set of peer companies was selected in 2005 prior to our initial public offering, and the Committee determined that a review was appropriate given changes in certain companies in the original group (e.g., KOS Pharmaceuticals was acquired by Abbott Laboratories; Connectics was acquired by Stiefel Laboratories). In addition, several companies in the peer group were eliminated due to their business model (i.e., generic drugs; non healthcare-related). We have grown significantly since our initial public offering and there have been changes in the way we do business, including our reacquisition of our manufacturing facilities.

In developing the revised peer group, the Committee employed the following selection criteria:

•	Pharmaceutical companies of similar size to us in terms of revenues, market capitalization, and number of employees; and

•	Pharmaceutical companies with business models similar to ours

•	One or more branded products in the market;

•	Conducts manufacturing in-house, rather than outsourcing; and

•	Makes significant investments in product development working with proven molecules.

The new peer group is comprised of 15 companies, eight of which were also in the former peer group. Former peer companies are designated with an asterisk (*).

Alkermes, Inc.	Endo Pharmaceuticals Holdings, Inc.*	PDL BioPharma, Inc.
Alpharma, Inc.	KV Pharmaceutical Company*	Pharmion Corporation*
Biovail Corporation	Medicis Pharmaceutical Corporation*	Salix Pharmaceuticals, Ltd.*
Chattem, Inc.*	MGI Pharma, Inc.*	United Therapeutics Corporation*
Cubist Pharmaceuticals, Inc.	OSI Pharmaceuticals, Inc.	Warner Chilcott Corporation

In terms of size, our revenue and market capitalization approximate the median of the peer companies and the number of employees falls between the 25th percentile and median.

Change-in-Control Agreements.  In fiscal 2007, each of our named executive officers, other than Mr. Valentino, was party to an income security agreement, as discussed above. Effective July 1, 2007 (the first day of our 2008 fiscal year), the income security agreements were terminated and replaced with change-in-control agreements. The Committee believes that the change-in-control agreements are more reflective of competitive practice and provide more appropriate income protection. The change-in-control agreements are designed to provide an incentive to our named executive officers to remain with the company during the uncertainties inherent in change-of-control transactions. The agreements contain a double trigger which provides for severance benefits only in the event of a change-in-control and subsequent involuntary termination of employment.

The key changes compared to the prior income security agreement include:

•	updated definitions of change-in-control and good reason;

•	increased severance benefits to include the average of the last two annual bonus payments;

•	reduced benefits continuation to a maximum of 18 months; and

•	a modified excise tax gross-up payment.

We believe that the estimated overall cost of the new change-in-control agreements is reasonable relative to industry practice.

Long Term Incentive Plan Design.  Our named executive officers’ fiscal 2008 long-term incentive awards will feature several new elements. We are a growth-oriented company, and our long-term incentive plan is designed to provide incentives consistent with our business strategy, operating environment, and competitive practices in our peer group. The overall target value of long-term incentive awards for executive officers continues to be market-driven with reference to our peer companies and reflects other factors such as affordability and our profitability. The

Committee has implemented two significant changes for the long-term incentive awards for the executive officers, outlined below.

	Fiscal 2007	Changes in Fiscal 2008

Award	50% Stock Options	33.3% Stock Options
Components	50% Performance Shares	33.3% Performance Shares
33.3% Restricted Stock
Performance	2-year Cumulative EPS	2-year Average EPS Growth
Metrics	2-year Average Margin	2-year Average Net Sales Growth

The components of the fiscal 2008 grant differ from previous long term incentive grants with the introduction of time-based restricted stock equaling 33.3% of the award value. The purpose of introducing time-based restricted stock is to:

•	increase the durability of the long-term incentive program by delivering value even in down markets when stock price performance is influenced by factors beyond the control of management;

•	provide an effective incentive in fast growth environments where long-term business forecasting is imprecise; and

•	increase our ability to attract and retain exceptional talent with a plan that has similar components to our competitors.

The performance metrics used to determine the payout of the performance share component of the award have also been revised to align with key investor metrics and with our operating environment. The Committee elected to use average net sales growth and average earnings per share growth as the new performance metrics. Net sales growth provides an incentive for long-term investment in new products and provides a reward for growing the business. Earnings per share growth rewards effective cost management and is closely aligned with the interests of our stockholders.

Severance Pay Plan.  We have established the Adams Respiratory Therapeutics, Inc. Severance Pay Plan in order to provide transitional income to certain employees who are involuntarily terminated under certain conditions. Prior to the approval of this plan for fiscal 2008, we had no formal severance pay policy in effect. We believe that having a severance plan is consistent with our high performance environment. We want our management to be able to make objective assessments of employee performance, or to structure the business in ways optimal for business performance, with the knowledge that if employees are terminated for certain reasons, they will leave the company with a certain level of financial security. The level of benefit is geared to the level of the employee and the reason for the termination. Named executive officers would receive 52 weeks base salary and prorated annual bonus if their job is eliminated, and 26 weeks base salary and no annual bonus if terminated for poor performance. In the event of a change in control, the terms of the Change-in-Control Agreements will apply. In no event will an executive receive benefits under both the Severance Pay Plan and the Change-in-Control Agreement simultaneously.

Other Benefits.  As noted above, we eliminated both the Executive Medical Reimbursement Plan and the Executive Car Policy as of July 1, 2007, and we restructured the company-provided golf club memberships to eliminate any special advantages for our executives.

Tax, Accounting and Other Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount a public company may deduct in any one year with respect to compensation paid to its chief executive officer or certain other top executive officers. This limit does not apply to us for a period of time after our initial public offering. In anticipation of the time that we will become subject to the deduction limits of Section 162(m), the Committee will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with our overall compensation objectives.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis, or CD&A, required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the compensation committee recommended to the board of directors that the CD&A be included in this Proxy Statement for the 2007 Annual Meeting of Stockholders for filing with the SEC.

By the compensation committee of the board of directors:

Joan P. Neuscheler, Chairperson
Alan W. Dunton, M.D.
Donald J. Liebentritt

Summary Compensation Table

The following table sets forth the compensation earned by our named executive officers for the fiscal year ended June 30, 2007.

				Non-Equity
		Stock	Option	Incentive Plan	All Other
		Awards(1)	Awards(2)	Compensation(3)	Compensation(4)	Total
Name and Principal Position	Salary ($)	($)	($)	($)	($)	($)

Michael J. Valentino	600,000	—	728,448	540,000	45,523	1,913,971
President and Chief Executive Officer
Robert D. Casale	370,000	—	291,968	187,782	35,252	885,002
Chief Operating Officer
David P. Becker(5)	257,076	—	290,198	—	643,313	1,190,587
Former Chief Financial Officer and Treasurer
Rita M. O’Connor(5)	260,249	—	97,551	143,501	25,200	526,501
Chief Financial Officer and Treasurer
Walter E. Riehemann	300,000	—	215,095	121,805	37,479	674,379
Executive Vice President, General Counsel
John S. Thievon	288,653	—	215,805	117,998	58,698	681,154
Executive Vice President, Sales

(1)	We do not expect the performance shares for the fiscal 2007 performance cycle to vest, and they will likely be forfeited in fiscal 2008. Additional information regarding the expected forfeiture can be found under “Elements of Our Executive Compensation Program — Performance Shares.”

(2)	This column shows the amount of expense we recognized during 2007 under FAS 123R for all outstanding options and includes cost recognized from options granted in prior fiscal years. Additional information regarding these awards is provided in the tables “Grants of Plan-Based Awards” and “Outstanding Equity Awards.” Award fair values have been determined based on the assumptions set forth in Note 10 — Stock Compensation Plan in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and Note 5 in our Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

(3)	This column shows the annual cash bonus incentive awards paid for fiscal 2007.

(4)	The amounts shown in this column are itemized in the table “All Other Compensation.”

(5)	Ms. O’Connor assumed the role of Chief Financial Officer and Treasurer on February 7, 2007, succeeding Mr. Becker who resigned effective February 28, 2007. Mr. Becker was not entitled to a bonus in fiscal 2007.

All Other Compensation

The following table itemizes the value of column “All Other Compensation” referenced in the Summary Compensation Table.

			Executive		Company
			Medical		Golf Club
	Company	Car Lease	Reimbursement	Company	Membership		Severance
	401(k) Match	or Allowance	Plan	Apartment	Benefit	Relocation	and Consulting
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)

Michael J. Valentino	—	34,758	10,765
Robert D. Casale	6,600	16,916	11,630		106
David P. Becker	5,600	13,730	4,946	4,152	106	114,779	500,000
Rita M. O’Connor	6,600	18,600	—
Walter E. Riehemann	6,600	18,600	2,942	8,303	1,034
John S. Thievon	5,925	15,920	36,853

(1)	401(k) Match — The Company’s 401(k) Plan provides a matching contribution not to exceed 50% of the first 6% of the compensation contributed as pre-tax contributions.

(2)	Car Lease or Allowance — Certain executives are eligible to receive either a car allowance or a leased car. This column shows the total costs paid by the Company in fiscal 2007 for such allowances or leased vehicles. Effective July 1, 2007, car leases will not be renewed upon their expiration for the executive officers.

(3)	Executive Medical Reimbursement Plan — Certain executives were eligible for reimbursement of health and medical expenses. This column shows the total costs paid by the Company for each named executive officer, covered spouse, and covered dependents. The reimbursement limit is $50,000 per participant (and family) per year. Effective July 1, 2007, the Executive Medical Reimbursement Plan was discontinued.

(4)	Company Apartment — This column shows the incremental cost to the company for the executive’s use of a company-leased apartment. The incremental cost is determined by the lease cost apportioned to the executive based upon the number of days occupied and living space utilized.

(5)	Golf Club Membership — This column shows the incremental cost to the company of the executive’s personal use of the Company-owned golf club membership. The incremental cost is determined by the green fees charged to the Company for personal use. Effective July 1, 2007, named members do not receive any financial benefit from the use of the Company-provided club memberships.

(6)	Relocation — This column shows the costs paid by the Company for Mr. Becker’s moving expenses.

(7)	Severance and Consulting — Mr. Becker resigned effective February 28, 2007. Under his separation and independent consulting agreement, Mr. Becker is being paid $5,000 per month for 24 months for consulting services. Mr. Becker is also being paid severance of $380,000, payable with a lump sum, 2007 followed by 18 monthly payments of $15,833.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards in fiscal 2007 to our named executive officers.

										Grant
										Date
								All Other		Fair
								Option		Value
								Awards:		Value of
								Number of	Exercise or	Stock
		Estimated Future Payouts Under			Estimated Future Payouts Under			Securities	Base Price	and
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Underlying	of Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($/Sh)	($)(3)

Michael J. Valentino	8/14/06				19,950	39,900	59,850			2,571,156
	8/14/06							66,500	42.96	1,000,825
		300,000	600,000	1,200,000

Robert D. Casale	8/14/06				6,963	13,925	20,888			897,327
	8/14/06							23,300	42.96	350,665
		92,500	185,000	370,000

David P. Becker	8/14/06				6,963	13,925	20,888			897,327
	8/14/06							23,300	42.96	350,665
		—	—	—

Rita M. O’Connor	10/31/06				479	958	1,437	1,522	43.10	86,378
	8/14/06				788	1,575	2,363			101,493
	8/14/06							2,700	42.96	40,635
		72,500	145,000	290,000

Walter E. Riehemann	8/14/06				4,525	9,050	13,575			583,182
	8/14/06							15,100	42.96	227,255
		75,000	150,000	300,000

John S. Thievon	8/14/06				4,525	9,050	13,575			583,182
	8/14/06							15,100	42.96	227,255
		75,000	150,000	300,000

(1)	Amounts in this column represent the threshold, target and maximum payouts for our annual cash bonus for fiscal 2007. The actual amount earned is shown in the “Non-Equity Incentive Plan Compensation” column in the preceding Summary Compensation Table.

(2)	Amounts in this column represent the threshold, target and maximum payouts under our performance share awards for the performance period spanning fiscal 2007 to 2008. Based on performance through fiscal 2007, it is not expected that any of these performance shares will be earned.

(3)	This column shows the grant date FAS 123R fair value of awards, based on the maximum amount that could be earned. For options granted on August 14, 2006, this value was $15.05 per share. For performance share units granted on August 14, 2006, this value was $42.96 per share. Ms. O’Connor received a grant on October 31, 2006 of options valued at $16.06 per share and performance shares valued at $43.10 per share. However, it is not expected that any of the performance shares granted on August 14, 2006 and October 31, 2006 will be earned, and we have reversed all compensation expense related to these awards.

Employment Contracts and Change in Control Arrangements

Employment Agreement with Mr. Valentino

We employ Mr. Valentino as our Chief Executive Officer and President pursuant to an employment agreement that became effective August 11, 2003. The employment agreement provides for a five-year term of employment, subject to automatic renewals for additional one-year periods. However, either we or Mr. Valentino may cause the agreement to cease to automatically extend by giving notice to the other party within six months prior to the expiration of the term.

Under the agreement, Mr. Valentino receives a minimum base salary of $31,250 per month, annualized to $375,000, subject to increases upon an annual review by our board of directors. The employment agreement also provides that Mr. Valentino is entitled to participate in all benefit programs, including insurance and retirement plans, available to members of our executive management team. The agreement further provides for:

•	a discretionary annual target bonus based on Mr. Valentino’s performance and our business results, as determined by our board of directors, equal to at least 100% but no more than 150% of his base salary if he meets specified performance objectives;

•	a transaction bonus equal to 2.0% of the transaction price, not to exceed $2,500,000, if we carry out a specified corporate transaction, including a merger or consolidation or the sale, transfer or other disposition of a substantial portion of our assets; and

•	the grant of stock options to Mr. Valentino to acquire 1,366,731 shares of common stock, which he is entitled to require us to register for sale under the Securities Act of 1933.

Under the employment agreement, either we or Mr. Valentino may terminate his employment at any time. The employment agreement also terminates upon the death or disability of Mr. Valentino. Upon termination, Mr. Valentino will receive any amounts earned or due but unpaid through the date of termination, including base salary and benefits. Additionally, if Mr. Valentino voluntarily resigns, other than for good reason or disability, he may exercise his vested stock options for three months following the date he terminates his employment. If the agreement terminates by reason of death or disability, Mr. Valentino (or his estate, as the case may be) will be entitled to continued exercisability of his vested stock options for one year following his death or, upon disability, for the remainder of the options’ original terms. Upon disability, Mr. Valentino is also entitled to continued benefits that may apply, a prorated target bonus and, in the event of a specified transaction occurring within nine months of termination due to disability, a transaction bonus.

However, if we terminate his employment without cause or if Mr. Valentino terminates his employment for good reason, Mr. Valentino has the right to receive an additional payment equal to two times the sum of his base salary plus his target discretionary bonus, a transaction bonus if a specified transaction occurs within nine months after termination, and the right to the continued exercisability of his vested stock options for the remainder of their original terms.

Confidentiality and Noncompetition Agreement

We also entered into a confidentiality and noncompetition agreement with Mr. Valentino on August 11, 2003. Under this agreement, Mr. Valentino agrees not to disclose confidential information and, for a period of 24 months following the termination of Mr. Valentino’s employment, not to compete with us or recruit our employees.

Termination and Change of Control Agreements

Until July 1, 2007, we had income security agreements in place with Helmut Albrecht, Robert Casale, Rita O’Connor, Walter Riehemann, John Thievon and Peter Wentworth. Until his resignation, we also had an income security agreement in place with David Becker. Under these agreements, if, within one year after a change in control, we terminated any of these individuals without cause or if any of these individuals resigned for good reason (as defined in the agreements), he or she would have received severance benefits in an amount equal to his earned but unpaid salary, any awarded but unpaid bonus from the previous fiscal year and one year of annual base salary. In addition, the individual and his or her dependents would have continued to receive health benefits for one year following the date of termination. The income security agreements also provided that these individuals agreed not to disclose confidential information or, for one year after termination, compete with us or recruit our employees.

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding options classified as exercisable and unexercisable, held by our named executive officers as of June 30, 2007. The table also shows the number and value of unvested stock awards, based on target performance, assuming a market value of $39.39 per share (the closing market price of our common stock on June 29, 2007, which was the last trading day of fiscal 2007).

						Stock Awards
							Equity
							Incentive
							Plan
							Awards:
							Market or
						Equity	Payout
						Incentive	Value
						Plan Awardss:	or Unearned
		Option Awards				Number of	Shares, Units
		Number of	Number of			Unearned	or Other
		Securities	Securities			Shares, Units	Rights
		Underlying	Underlying	Option		or Other	That
		Unexercised	Unexercised	Exercise	Option	Right That	Have
	Grant	Options	Options	Price	Expiration	Have Not	Not
Name	Date	(#)	(#)	($)	Date	Vested(1) (#)	Vested(2) ($)
		Exercisable(3)	Unexercisable(3)

Michael J. Valentino	8/14/2006	—	66,500	42.96	8/13/2016	19,950	785,831
	7/20/2005	20,639	82,561	17.00	7/18/2015
	8/11/2003	677,190	45,556	0.40	8/8/2013

Robert D. Casale	8/14/2006	—	23,300	42.96	8/13/2016	6,963	274,253
	7/20/2005	10,319	41,281	17.00	7/18/2015
	3/1/2004	8,964	42,996	1.42	2/27/2014

Rita M. O’Connor	10/31/2006	—	1,522	43.10	10/31/2016	479	18,868
	8/14/2006	—	2,700	42.96	8/14/2016	788	31,020
	8/19/2005	—	6,612	28.82	8/17/2015
	7/20/2005	—	9,600	17.00	7/18/2015
	10/20/2004	—	12,636	5.01	10/18/2004

Walter E. Riehemann	8/14/2006	—	15,100	42.96	8/13/2016	4,525	178,240
	7/20/2005	—	36,001	17.00	7/18/2015
	1/27/2004	—	10,530	1.42	1/24/2014
	9/22/2003	—	38,610	0.40	9/19/2013

John S. Thievon	8/14/2006	—	15,100	42.96	8/13/2016	4,525	178,240
	7/20/2005	—	36,001	17.00	7/18/2015
	1/27/2004	—	28,080	1.42	1/24/2014
	10/22/2003	—	6,318	0.40	10/19/2013

David P. Becker(4)		—	—	—	—

(1)	This column shows the number of unearned performance shares awarded for the 2007-2008 performance period, expressed at target performance. However, based on performance through fiscal 2007, it is not expected that any of these performance shares will actually be earned.

(2)	This column reflects the value of the unearned performance shares as of June 30, 2007, using the $39.39 closing price of our stock on June 29, 2007, which was the last trading day in fiscal 2007. However, based on performance through fiscal 2007, it is not expected that any of these performance shares will actually be earned.

(3)	See the “Equity Award Vesting Schedule” table, below, for additional grant details.

(4)	Upon Mr. Becker’s resignation effective as of February 28, 2007, all of his unvested awards were forfeited.

Equity Award Vesting Schedule

Options vest and become exercisable in accordance with the schedule below.

Date of Grant	Vesting

10/31/2006	1/3 per year beginning on the first anniversary of the grant
8/14/2006	1/3 per year beginning on the first anniversary of the grant
8/19/2005	1/5 per year beginning on the first anniversary of the grant
7/20/2005	1/5 per year beginning on the first anniversary of the grant
10/20/2004	1/5 per year beginning on the first anniversary of the grant
3/1/2004	Monthly over five years after the date of grant
1/27/2004	1/5 per year beginning on the first anniversary of the grant
10/22/2003	1/5 per year beginning on the first anniversary of the grant
9/22/2003	1/5 per year beginning on the first anniversary of the grant
8/11/2003	1/5 on the initial grant date and then monthly over four years

Performance Shares vest in accordance with the schedule below.

Date of Grant	Vesting

8/14/2006	1/2 per year beginning on the second anniversary of the grant. Earned performance shares vest based on the achievement of pre-determined goals, discussed under “Compensation Discussion and Analysis.”

Option Exercises and Stock Vested

The following table sets forth certain information regarding the options exercised during fiscal 2007 by our named executive officers. No stock awards vested in fiscal 2007.

		Option Awards
		Number of Shares	Value Realized
	Exercise	Acquired on Exercise	on Exercise
Name	Date	(#)	($)

Michael J. Valentino	05/21/07	35,000	$1,386,000.00
	04/04/07	10,000	$346,128.00
	04/02/07	25,000	$816,907.50
	01/03/07	70,000	$2,857,953.00
	10/13/06	15,700	$621,720.00
	10/12/06	19,300	$764,280.00
	10/02/06	35,000	$1,232,434.00
	07/06/06	13,400	$572,820.52
	07/05/06	40,000	$1,714,484.00
	07/03/06	16,600	$725,235.74

Total for Michael J. Valentino		280,000	$11,037,962.76
Robert D. Casale	06/25/07	3,000	$117,270.00
	05/25/07	3,000	$115,710.00
	04/25/07	3,000	$108,540.90
	04/04/07	3,000	$100,740.00
	03/01/07	2,000	$68,660.00
	02/01/07	2,000	$86,944.00
	01/03/07	2,000	$78,893.40
	12/01/06	2,000	$75,842.80
	11/01/06	2,000	$82,485.00
	10/02/06	2,000	$68,842.80
	09/01/06	2,000	$78,377.00
	08/01/06	2,000	$83,064.60
	07/03/06	2,000	$85,342.00

Total for Robert D. Casale		30,000	$1,150,712.50
David P. Becker	01/29/07	12,285	$529,956.47
	01/03/07	1,755	$70,826.89
	07/20/06	10,319	$261,544.34

Total for David P. Becker		24,359	$862,327.70
Rita M. O’Connor	11/08/06	4,212	$159,232.13
	08/21/06	1,653	$20,882.83
	07/20/06	2,400	$61,440.00

Total for Rita M. O’Connor		8,265	$241,554.96
Walter E. Riehemann	01/29/07	5,265	$227,124.20
	11/10/06	19,305	$806,588.00
	07/20/06	8,999	$228,087.75

Total for Walter E. Riehemann		33,569	$1,261,799.95
John S. Thievon	02/13/07	3,520	$136,818.53
	02/12/07	3,520	$139,307.87
	01/29/07	7,000	$301,969.50
	11/13/06	14,040	$584,928.86
	10/24/06	3,159	$135,674.94
	08/01/06	8,999	$232,140.01

Total for John S. Thievon		40,238	$1,530,839.71

Nonqualified Deferred Compensation

The following table sets forth certain information with respect to contributions to and withdrawals from our nonqualified deferred compensation plan by our named executive officers during fiscal 2007.

	Executive Contributions	Aggregate Earnings	Aggregate Balance at
Name	in Last Fiscal Year(1) ($)	in Last Fiscal Year(2) ($)	Fiscal Year-End(3) ($)

Michael J. Valentino	465,000	28,324	493,324
Robert D. Casale	100,000	19,389	119,389
David P. Becker	135,625	11,190	146,815
Rita M. O’Connor	52,500	10,920	63,420
Walter E. Riehemann	116,250	13,114	129,364
John S. Thievon	—	—	—

(1)	The full amounts of these contributions were included in the “Bonus” column of the Summary Compensation Table in our 2006 proxy statement.

(2)	The amounts shown in this column consist of dividend equivalents credited and changes in asset value based on investment allocation. The allocation among the investment options is elected by the executive.

(3)	The amounts reported in this column show the final balance as of June 30, 2007.

The Company provides a deferred compensation plan that allows certain executives to defer 100% of their base pay and 100% of their performance bonuses to a future date. Each of the participating named executive officers elected to defer a portion of his or her performance bonus only.

Executives may receive distributions from the plan while employed (scheduled in-service withdrawal), or upon termination of employment, retirement, or long-term disability. Distributions are paid in a lump sum or installments as long as the named executive officer is employed by the Company at time of payment. If the named executive officer is terminated prior to or while receiving a scheduled in-service withdrawal, the balance will be paid in a lump sum except for termination under retirement or long term disability, in which case the installments will continue. Lump sum distributions will be made upon death and, if elected by the executive, upon change-in-control.

No withdrawals or distribution were made to any of the named executive officers in fiscal 2007.

Potential Payments Upon Termination or Change-in-Control

The tables below indicate the estimated amount of compensation payable by the company to each named executive officer upon termination for-cause, termination due to death, termination due to disability, voluntary termination, involuntary without cause, and termination following a change in control, assuming that such termination was effective as of June 30, 2007. The tables do not include certain amounts that the named executive officer would be entitled to receive under certain plans or arrangements that do not discriminate in scope, terms or operation, in favor of our executive officers and that are generally available to all salaried employees, such as our 401(k) plan. It also does not include values of awards that were vested normally as of June 30, 2007. For a narrative description of the employment agreement with Mr. Valentino and income security agreements with the other named executive officers, please see “Employment Contracts and Change in Control Arrangements.” As described under “Material Changes to the Compensation & Benefits Program for Fiscal 2008,” these agreements were terminated and replaced with new change-in-control agreements effective for fiscal 2008.

						Involuntary
					Involuntary	Termination
					Termination	Related to
	“For Cause”			Voluntary	“Without	Change
	Termination(3)	Death	Disability	Termination	Cause”(4)	in Control(5)
Name	($)	($)	($)	($)	($)	($)

Michael J. Valentino
Severance	—	—	—	—	2,400,000	2,400,000
Options(1)	—	—	—	—	—	3,624,769
Performance shares(1)	—	—	—	—	—	1,571,661
Health & Welfare Benefits	—	—	11,795	—	23,591	23,591
Transaction Bonus(2)	—	—	2,500,000	—	2,500,000	2,500,000
TOTAL			2,511,795		4,923,591	10,120,021

Robert D. Casale	—	—		—
Severance	—	—	—	—	370,000	370,000
Options(1)	—	—	—	—	—	2,556,840
Performance shares(1)	—	—	—	—	—	548,506
Health & Welfare Benefits	—	—	—	—	11,126	11,126
TOTAL					381,126	3,486,472

David P. Becker(6)
Severance	—	—	—	—	—	—
Options(1)	—	—	—	—	—	—
Performance shares(1)	—	—	—	—	—	—
Health & Welfare Benefits	—	—	—	—	—	—
TOTAL

Rita M. O’Connor	—	—		—
Severance	—	—	—	—	290,000	290,000
Options(1)	—	—	—	—	—	719,259
Performance shares(1)	—	—	—	—	—	99,775
Health & Welfare Benefits	—		—	—	11,795	11,795
TOTAL					301,795	1,120,829

Walter E. Riehemann
Severance	—	—	—	—	300,000	300,000
Options(1)	—	—	—	—	—	2,711,290
Performance shares(1)	—	—	—	—	—	356,480
Health & Welfare Benefits	—	—	—	—	7,002	7,002
TOTAL					307,002	3,374,772

						Involuntary
					Involuntary	Termination
					Termination	Related to
	‘‘For Cause”			Voluntary	‘‘Without	Change
	Termination(3)	Death	Disability	Termination	Cause”(4)	in Control(5)
Name	($)	($)	($)	($)	($)	($)

John S. Thievon
Severance	—	—	—	—	300,000	300,000
Options(1)	—	—	—	—	—	2,118,599
Performance shares(1)	—	—	—	—	—	356,480
Health & Welfare Benefits	—	—	—	—	11,126	11,126
TOTAL					311,126	2,786,205

(1)	Options and performance shares are calculated using the $39.39 closing price of our common stock on June 29, 2007, which was the last trading day in fiscal 2007.

(2)	In the event of a corporate transaction, sale, transfer or other disposition of substantially all of the company’s assets (in one or more transactions), Mr. Valentino is entitled to a 2% transaction bonus (not to exceed $2.5 million) in accordance with his employment agreement. This transaction bonus is payable if a transaction occurs during the term of his employment agreement or within nine months of his termination without cause or due to disability, or his resignation for “good reason.”

(3)	“For Cause” means (i) willful and continued failure to perform the executive’s duties, (ii) willful misconduct or gross negligence, (iii) willful refusal of any major corporate policies or (iv) the executive’s conviction of, or plea or no contest to, a felony or other crime involving moral turpitude.

(4)	For all named executive officers, except Mr. Valentino, the compensation payable would include (i) severance payments of one times base salary, (ii) Company-paid premiums for group health plan coverage for the benefit of the executive and the executive’s spouse and dependants for one year following the date of termination. Mr. Valentino’s compensation payable would include (i) severance payment of two times base salary, (ii) a payment equal to two times his target annual incentive and (iii) Company-paid premiums for group health plan coverage for the benefit of Mr. Valentino and his spouse and dependants for two years following the date of termination.

(5)	Change-in-control benefits are paid on a “double-trigger” meaning that benefits are paid only if the employment of the executive is terminated by us or our successor without cause or by the executive for good reason during a specified period before or after the change in control.

(6)	Mr. Becker resigned effective February 28, 2007, and he received no severance payments under his income security agreement. Under his separation and independent consulting agreement, Mr. Becker is being paid $5,000 per month for 24 months for consulting services. Mr. Becker is also being paid severance of $380,000, payable with a lump sum of $95,000 on August 31, 2007 followed by 18 monthly payments of $15,833.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or officer.

Related Person Transaction Policy

Our board of directors has adopted a Statement of Policy and Procedures with Respect to Related Person Transactions, which sets forth in writing the policies and procedures for the review, approval or ratification of any transaction (or any series of similar transactions) in which we or any of our subsidiaries, were, are or will be a participant, in which the amount involved exceeds $10,000, and in which any related person had, has or will have a direct or indirect material interest.

Prior to the approval of, entry into or amendment to a related person transaction, the audit committee reviews the proposed related person transaction and considers all relevant facts and circumstances, including:

•	the benefits to our company;

•	the impact on the independence of the members of our board of directors;

•	the absence of other unrelated parties to perform similar work for a similar price within a similar timeframe;

•	the terms of the proposed transaction; and

•	the terms available to unrelated third parties or employees generally.

The audit committee approves only those related person transactions that are in, or are not inconsistent with, the best interests of our company and our stockholders. The audit committee may approve a proposed related person transaction if it finds that it has been fully apprised of all significant conflicts that may exist or otherwise may arise on account of the transaction, and it nonetheless believes that we are warranted in entering into the related person transaction, and the audit committee has developed an appropriate plan to manage the potential conflicts of interest.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Sarbanes-Oxley Act of 2002 requires the audit committee to be directly responsible for the appointment, compensation and oversight of the audit work of our independent registered public accounting firm. Ernst & Young LLP has audited our financial statements for the fiscal years ended June 30, 2007 and 2006. Prior to the date of the annual meeting, the board of directors, upon the recommendation of the audit committee, expects to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008.

Representatives of Ernst & Young LLP will be present at the meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of stockholders.

Stockholders are not required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, we are submitting the appointment to our stockholders as a matter of good corporate practice. If our stockholders fail to ratify the appointment of Ernst & Young LLP, the audit committee may reconsider the retention of Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the audit committee in its discretion may select a different independent accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and our stockholders.

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is necessary for approval of the ratification of Ernst & Young LLP. On this matter, abstentions are treated as being entitled to vote and will have the same effect as votes against ratification.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL 2, THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT AND RELATED FEES

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our financial statements for the fiscal years ended June 30, 2007 and 2006, and fees for other services rendered by Ernst & Young LLP during those periods.

Type of Fees	2007	2006

Audit Fees(1)	$1,021,874	$610,040
Audit-Related Fees(2)	45,204	39,015
Tax Fees	—	—
All Other Fees	—	—

Total	$1,067,078	$649,055

(1)	Audit Fees — These are fees for professional services performed by Ernst & Young LLP for the audit of our 2007 and 2006 annual financial statements, services associated with Sarbanes Oxley Section 404 compliance, professional services performed in connection with our registration statements, comfort letters associated with our initial public offering and secondary offering, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees — These are fees billed to us for assurance and related services, including employee benefit plan review and accounting research consultation performed by Ernst & Young LLP in fiscal 2007 and 2006 that are reasonably related to the performance of the audit or review of our financial statements.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence and has concluded that the non-audit services provided by Ernst & Young LLP are compatible with maintaining Ernst & Young LLP’s independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The audit committee approves in advance all audit and non-audit services to be performed by our independent registered public accounting firm, including those audit and non-audit services performed in fiscal 2007. The audit committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence and has pre-approved certain specified audit and non-audit services to be provided by Ernst & Young LLP for up to twelve months from the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the audit committee for its consideration.

THE AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in such filing.

As of August 29, 2007, the date of filing of our Annual Report on Form 10-K, the audit committee of the board of directors consisted of Messrs. Calhoun, Lilly and Sotir. The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended June 30, 2007, and the notes thereto.

Review with Management

The audit committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended June 30, 2007, and the notes thereto. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

Review and Discussions with Independent Accountants

The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The audit committee has also received and reviewed written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with Ernst & Young LLP their independence from the Company.

Conclusion

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Kirk K. Calhoun, Chairperson
John N. Lilly
Mark R. Sotir

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock, as of October 15, 2007, by the following individuals or groups:

•	Each of our directors;

•	Each of our named executive officers;

•	All of our directors and executive officers as a group; and

•	Each person, or group of affiliated persons, who we know beneficially owns more than 5% of our outstanding common stock.

Except as indicated by footnote, and except for community property laws where applicable, we believe, based on information provided to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 35,957,267 shares of common stock deemed outstanding as of October 15, 2007.

	Number of
Name and Address(1)	Shares(2)	Percent

Directors and Executive Officers:
Michael J. Valentino(3)	646,189	1.77%
Rita M. O’Connor(4)	6,618	*
Robert D. Casale(5)	40,653	*
Walter E. Riehemann(6)	5,032	*
John S. Thievon(7)	8,191	*
Kirk K. Calhoun(8)	6,666	*
Jane L. Delgado, Ph. D., M.S.	—	—
Alan W. Dunton, M.D.(9)	1,333	*
Donald J. Liebentritt(10)	50,611	*
John N. Lilly(11)	8,516	*
Joan P. Neuscheler(12)	442,788	1.23
Harold F. Oberkfell(13)	16,030	*
Mark R. Sotir	—	—
All Directors and Executive Officers as a group (15 persons)(14)	1,275,399	3.48
Others:
Brookside Capital Partners Fund, L.P.(15)	2,008,100	5.58
D. E. Shaw Group(16)	2,213,094	6.15
FMR Corp.(17)	4,182,500	11.63
Ridgeback Capital Investments Ltd.(18)	2,949,675	8.20
SZ Investments, L.L.C.(19)	3,455,990	9.61
TIA-CREFF Investment Management(20)	2,559,832	7.12

*	Less than 1%.

(1)	Unless otherwise specified, the address of each beneficial owner listed in the table is c/o Adams Respiratory Therapeutics, Inc., 4 Mill Ridge Lane, Mill Ridge Farm, Chester, New Jersey 07920.

(2)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act and generally includes voting and investment power with respect to securities, subject to community property laws, where applicable.

(3)	Includes 646,189 shares subject to stock options currently exercisable or exercisable within 60 days of October 15, 2007.

(4)	Includes 5,618 shares subject to stock options currently exercisable or exercisable within 60 days of October 15, 2007.

(5)	Includes 40,653 shares subject to stock options currently exercisable or exercisable within 60 days of October 15, 2007.

(6)	Includes 5,032 shares subject to stock options currently exercisable or exercisable within 60 days of October 15, 2007.

(7)	Includes 8,191 shares subject to stock options currently exercisable or exercisable within 60 days of October 15, 2007.

(8)	Includes 6,666 shares subject to stock options currently exercisable or exercisable within 60 days of October 15, 2007.

(9)	Includes 1,333 shares subject to stock options currently exercisable or exercisable within 60 days of October 15, 2007

(10)	Includes (i) 1,768 shares held by the Liebentritt Family Trust, of which Therese A. Liebentritt, Mr. Liebentritt’s wife, is the trustee; Mr. Liebentritt is deemed to have indirect beneficial ownership under the household rule, but disclaims beneficial ownership of such shares; (ii) 400 shares held by Mr. Liebentritt’s wife; (iii) 150 shares held by Mr. Liebentritt’s son, but Mr. Liebentritt disclaims beneficial ownership of such shares; and (iv) 150 shares held by Mr. Liebentritt’s daughter, but Mr. Liebentritt disclaims beneficial ownership of such shares. Donald J. Liebentritt is a member of the board of managers of Chai Trust Company, LLC, which has voting, dispositive and/or investment power over the shares held by SZ Investments.

(11)	Includes 6,666 shares subject to stock options currently exercisable or exercisable within 60 days of October 15, 2007.

(12)	Includes: (i) 750 shares held in a custodial account for Ms. Neuscheler’s son, Travis Neuscheler; (ii) 750 shares held in a custodial account for Ms. Neuscheler’s daughter, Jena Neuscheler; (iii) 750 shares held in a custodial account for Ms. Neuscheler’s son, Christopher Neuscheler; (iv) 80,367 shares of common stock held by TD Origen Capital Fund, L.P.; (v) 333,123 shares of common stock held by TD Lighthouse Capital Fund, L.P.; and (vi) 1,216 shares of common stock held by Tullis-Dickerson Partners II, L.L.C. TD Origen Capital Fund, L.P. and TD Lighthouse Capital Fund, L.P. are managed by TD II Regional Partners, Inc. Ms. Neuscheler, James L. L. Tullis, Thomas P. Dickerson, Lyle A. Hohnke and Timothy M. Buono share voting and/or dispositive power over all shares owned by TD Origen Capital Fund, L.P., TD Lighthouse Capital Fund, L.P. and Tullis-Dickerson Partners II, L.L.C. Ms. Neuscheler disclaims beneficial ownership of the shares listed in items (iv) — (vi) above, except to the extent of her proportionate pecuniary interest therein.

(13)	Includes 14,530 shares subject to stock options currently exercisable or exercisable within 60 days of October 15, 2007.

(14)	Includes an aggregate of 784,650 shares subject to options that are exercisable within 60 days of October 15, 2007.

(15)	The number of shares reported is based on a Schedule 13G filed with the SEC on July 25, 2006 jointly by Brookside Capital Partners Fund, L.P. (“Brookside Partners”). Brookside Capital Investors, L.P., a Delaware limited partnership (“Brookside Investors”), is the sole general partner of Brookside Partners. Brookside Capital Management, LLC, a Delaware limited liability company (“Brookside Management”), is the sole general partner of Brookside Investors. Mr. Domenic J. Ferrante is the sole managing member of Brookside Management. The address of each of the reporting persons is 111 Huntington Avenue, Boston, Massachusetts 02199.

(16)	The number of shares reported is based on a Schedule 13G filed with the SEC on May 10, 2007 jointly by D.E. Shaw Meniscus Portfolios, L.L.C., D.E. Shaw Composite Portfolios, L.L.C. (“Composite”), D.E. Shaw & Co, L.L.C. (“LLC”), D.E. Shaw & Co. L.P. (“LP”) and David E. Shaw (“Shaw”). According to the Schedule 13G, Composite and LLC each beneficially own and share voting and dispositive power over 2,146,194 shares; and L.P. and Shaw each beneficially own and share voting and dispositive power over 2,213,094 shares. The number of shares includes: (i) 2,146,194 shares held by Composite; (ii) 19,900 shares held by D.E. Shaw Valance, L.L.C.; (iii) 44,600 shares that D.E. Shaw Valance Portfolios, L.L.C. has the right to acquire through the exercise of listed call options; and (iv) 2,400 shares managed by D. E. Shaw Investment Management, L.L.C. Shaw is the President and sole shareholder of D.E. Shaw & Co, Inc. and D. E. Shaw & Co. II, Inc. D.E.

Shaw & Co, Inc. is the general partner of L.P., which is the investment adviser of Composite, the managing member and investment adviser of D.E. Shaw Valance Portfolios, L.L.C., and the managing member of D.E. Shaw Valance, L.L.C. and D.E. Shaw Investment Management, L.L.C. D.E. Shaw & Co. II, Inc. is the managing member of L.L.C., which is the managing member of Composite. Shaw disclaims beneficial ownership of the reported shares. The address of each of the reporting persons is 120 W. 45th Street, Tower 45, 39th Floor, New York, New York 10036.

(17)	The number of shares reported is based on a Schedule 13G filed with the SEC on April 10, 2007 by FMR Corp (“FMR”). According to the Schedule 13G, FMR and Edward C. Johnson, III, the Chairman of FMR, each have sole dispositive power over 4,182,500 shares and sole voting power over 425,912 shares. Fidelity Management & Research Company (“Fidelity”), Fidelity Management Trust Company (“Trust”), Pyramis Global Advisors, LLC (“Pyramis”), and Pyramis Global Advisors Trust Company (“PGATC”) are each direct or indirect wholly owned subsidiaries of FMR. Fidelity beneficially owns 3,717,900 shares as a result of acting as an investment advisor to various investment companies owning such shares. Trust beneficially owns 15,700 shares as a result of acting as investment manager of institutional accounts owning such shares. Pyramis beneficially owns 54,000 shares as a result of serving as investment advisor to institutional accounts, non-U.S. mutual funds, or investment companies owning such shares. PGATC beneficially owns 392,500 shares as a result of serving as investment manager to institutional accounts owning such shares. Fidelity International Limited (“FIL”), a qualified institution, provides investment advisory and management services to various non-U.S. investment companies and institutional investors and beneficially owns 2,400 shares. FMR Corp. and FIL disclaim membership in a group under Section 13(d) of the Securities Exchange Act of 1934. The address of FMR and Edward C. Johnson, III is 82 Devonshire Street, Boston, Massachusetts 02109.

(18)	The number of shares reported is based on an amended Schedule 13G filed with the SEC on April 30, 2007 jointly by Ridgeback Capital Investments Ltd. (“Ltd”), Ridgeback Capital Management, LLC (“LLC”) and Wayne Holman. LLC has investment and voting power with respect to the securities held by Ltd as a result of an investment management agreement; and Wayne Holman controls LLC. According to the Schedule 13G, Ltd, LLC and Wayne Holman share voting and dispositive power over the reported shares. Wayne Holman and LLC disclaim beneficial ownership of the reported shares, except to the extent of any pecuniary interest therein. The address of each of the reporting persons is 430 Park Avenue, 12th Floor, New York, New York 10022.

(19)	Includes: (i) 3,455,990 shares of common stock beneficially owned by Chai Trust Company, LLC; (ii) 3,199,315 shares of common stock held by SZ Investments, LLC; (iii) 251,231 shares of common stock held by GVI Holdings, Inc.; (iv) 2,764 shares of common stock held by Alpha/ZFT General Partnership; and (v) 2,680 shares of common stock held by GAMI Investments, Inc. Chai Trust Company, LLC has voting, dispositive and/or investment power over such shares. The members of the board of managers of Chai Trust Company, LLC are Bert Cohen, JoAnn Zell Gillis, Kellie Zell Harper, Robert Levin, Donald J. Liebentritt, Leah Zell Wagner and Matthew Zell. The address of SZ Investments, LLC is 2 N. Riverside Plaza, Chicago, Illinois 60606.

(20)	The number of shares reported is based on an amended Schedule 13G filed with the SEC on February 14, 2007 jointly by TIAA-CREF Investment Management, LLC (“TIAA”) and Teachers Advisors, Inc. (“Teachers”). TIAA beneficially owns 2,437,105 shares, with sole voting and dispositive power over all such shares. Teachers beneficially owns 122,727 shares, with sole voting and dispositive power over all such shares. TIAA serves as investment advisor to College Retirement Equities Fund, which owns 2,437,105 shares. Teachers is investment advisor to TIAA-CREF Mutual Funds, TIAA-CREF Institutional Mutual Funds, TIAA-CREF Life Funds, TIAA Separate Account VA-1, and TIAA-CREF Asset Management Commingled Funds Trust I, which collectively own 122,727 shares. TIAA and Teachers disclaim beneficial ownership of the other’s reported shares and disclaim membership in a group. The address of the principal business office of each of the reporting persons is 730 Third Avenue, New York, New York 10017.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of their security ownership and changes in such ownership with the SEC. Officers, directors and ten percent beneficial owners also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the 16(a) forms furnished to us in fiscal 2007 and certifications from our executive officers and directors that no other reports were required for such persons, we believe that all our directors and executive officers complied with all Section 16(a) filing requirements during the fiscal year ended June 30, 2006.

Stockholder Proposals for the Next Annual Meeting

Any stockholder who intends to present a proposal at the annual meeting in fiscal 2008, or include a proposal in the proxy statement, must deliver the proposal to our corporate secretary at 4 Mill Ridge Lane, Mill Ridge Farm, Chester, New Jersey 07930:

•	not later than July 5, 2007, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•	not later than September 3, 2007, if the proposal is submitted other than pursuant to Rule 14a-8, in which case we are not required to include the proposal in our proxy materials.

Matters Not Determined at Time of Solicitation

The board of directors does not know of any matters, other than those referred to in the accompanying notice for the meeting, to be presented at the meeting for action by the stockholders. However, if any other matters are properly brought before the meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters pursuant to the proxies, in accordance with the best judgment of the proxy holder.

2007 Annual Report

On August 29, 2007, we filed with the SEC our Annual Report on Form 10-K for the fiscal year ended June 30, 2007. Copies of our 2007 Annual Report on Form 10-K may be obtained without charge by writing to: Adams Respiratory Therapeutics, Inc., 4 Mill Ridge Lane, Mill Ridge Farm, Chester, New Jersey 07930, Attention: Investor Relations; by accessing the investor relations section of our website at www.adamsrt.com; or by accessing the SEC’s EDGAR database at www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

Walter E. Riehemann
Secretary

Chester, New Jersey
November 2, 2006

Appendix A

ADAMS RESPIRATORY THERAPEUTICS, INC.
AUDIT COMMITTEE CHARTER
(amended as of August 2007)

I.	Purpose and Authority

The Board of Directors (the “Board”) of Adams Respiratory Therapeutics, Inc. (the “Company”) hereby forms the Audit Committee (the “Committee”). The primary function of the Committee is to assist the Board in fulfilling its financial and other oversight responsibilities by serving as an independent and objective party to oversee, monitor and appraise:

1. The integrity of the Company’s financial statements and other financial information, financial reporting process, internal controls and procedures for financial reporting, and disclosure controls and procedures.

2. The Company’s auditing process, including all engagements and oversight of the Company’s independent registered public accounting firm and the internal audit function.

3. The Company’s ethical and legal compliance related to accounting and auditing matters.

4. The Company’s internal control structure.

In furtherance of its purpose, the Committee shall strive to provide an open avenue of communication among the Company’s independent registered public accounting firm, management and the Board. The Committee will further carry out its purpose by engaging in the activities enumerated in Section IV of this charter.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and has the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Company shall provide funding, as determined by the Committee, for payment of compensation to the Company’s independent registered public accounting firm and to any advisers the Committee retains.

II.	Membership Requirements

The Committee shall be comprised of three or more directors as determined by the Board. All members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee and shall serve at the pleasure of the Board, and the duties and responsibilities of members of the Committee shall be in addition to each member’s duties as members of the Board.

Members of the Committee shall meet the following qualifications, or such other qualifications as the Board, law or the listing requirements of the NASDAQ National Market may impose from time to time.

1.	Independence. Except under the limited circumstances permitted by the listing requirements of the NASDAQ National Market and the rules and regulations of the Securities and Exchange Commission (“SEC”), the members of the Committee shall be independent directors. To be considered independent, each Committee member must meet the independence requirements for audit committee membership of the NASDAQ National Market and the rules and regulations of the SEC.

2.	Financial Literacy. All members of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one member shall be an “audit committee financial expert” within the meaning of the rules of the SEC. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

III.	Meetings and Governance

1.	Meetings. The Committee shall meet at least four times each year and at such other times as may be necessary to fulfill its responsibilities. It will meet following the end of each fiscal quarter of the Company prior to the release of quarterly or annual earnings to review the financial results of the Company for the preceding fiscal quarter or the preceding fiscal year, as the case may be. The Chair of the Committee or the Chairman of the Board may call meetings. A majority of the members of the Committee will constitute a quorum, and a majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or video conference and may take action by written consent. The Committee will meet in executive sessions with the Company’s independent registered public accounting firm, the Director of the Internal Audit Department and management, as appropriate.

2.	Chair. The Board may designate a Chair of the Committee. The Chair will preside, when present, at all meetings of the Committee.

IV.	Duties, Responsibilities and Activities

While the Committee has the duties and responsibilities set forth in this charter, management has primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls, and the Company’s independent registered public accounting firm are responsible for performing an annual audit of the Company’s financial statements in accordance with standards of the U.S. Public Company Accounting Oversight Board (the “PCAOB”) and for expressing an opinion as to their conformity with U.S. generally accepted accounting principles.

The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose, the Committee shall be charged with the following functions and processes, with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws, rules or regulations) deviate from these activities as appropriate under the circumstances:

1.  Review of Financial Statements, Reports and Charter.  The Committee shall review the Company’s financial statements, reports and other financial information, in conjunction with the Company’s financial management and independent registered public accounting firm, as appropriate. Such review shall include candid discussions of the quality and not merely the acceptability of the Company’s accounting principles as applied in its financial reporting. Reviews shall occur prior to dissemination of the statement, report or other document to a third party or the public. Without limitation, the Committee shall review, to the extent it deems necessary or appropriate:

a.  The annual financial statements and other material financial content of the Company’s Annual Report to Stockholders and Annual Reports on Form 10-K, including any certification, report, opinion, attestation or review rendered by the independent registered public accounting firm;

b.  Any quarterly or other interim financial statements and other material financial content of the Company’s Quarterly Reports on Form 10-Q, including any certification, report, opinion, or review rendered by the independent registered public accounting firm;

c.  Any other material financial information, such as earnings releases or financial information and earnings guidance provided to analysts, lenders or rating agencies. In lieu of reviewing each such disclosure prior to release or dissemination, the Committee may discuss generally with management the types of information to be disclosed and the types of presentations to be made;

d.  Any material internal reports prepared by the Company’s independent registered public accounting firm, internal auditors or management;

e.  The annual report of the Committee for inclusion in the Company’s annual proxy statement; and

f.  This charter, on an annual basis or more frequently as circumstances dictate.

The Chair or another member of the Committee may represent the entire Committee for purposes of reviewing quarterly information and other material financial information, such as earnings releases, to the extent permissible under the listing requirements of the NASDAQ National Market and generally accepted auditing standards.

2.  Relationship with Independent Registered Public Accounting Firm and Internal Auditors.   The Committee’s and the Board’s relationship with the Company’s independent registered public accounting firm shall be governed by the following principles:

a.  The Committee shall be directly responsible for the appointment, compensation, retention and termination of the independent registered public accounting firm and the independent registered public accounting firm shall report directly to the Committee. The Committee shall have sole authority to determine the compensation to be paid to the independent registered public accounting firm for any service. The Committee also shall be responsible for the oversight and evaluation of the work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm;

b.  The Committee shall pre-approve all audit and permitted non-audit services provided to the Company by the independent registered public accounting firm as well as the related fees including approval of all engagement letters for all services provided by the independent registered accounting firm. The Committee may delegate pre-approval authority to a member or members of the Committee or may adopt pre-approval policies and procedures, to the extent permitted by applicable laws. Any pre-approvals made pursuant to delegated authority or pre-approval policies and procedures must be presented to the full Committee at its next meeting;

c.  The Committee shall receive a report or report update from the independent registered public accounting firm, within the time periods prescribed by the rules of the SEC, on: (i) all critical accounting policies and practices of the Company; (ii) all alternative disclosures and treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent registered public accounting firm; (iii) other material written communications between the independent registered public accounting firm and management, including differences of opinion, if any, between the independent registered public accounting firm and management; and (iv) any other matters required to be communicated to the Committee by the independent registered public accounting firm under the standards of the PCAOB;

d.  The Committee shall receive a formal written statement from the independent registered public accounting firm delineating all relationships between the independent registered public accounting firm and the Company, consistent with Independence Standards Board Standard 1. The Committee shall engage the independent registered public accounting firm in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm and take appropriate action to oversee the independence of the independent registered public accounting firm;

e.  The Committee shall consider and, if deemed appropriate, adopt a policy regarding pre-approval by the Committee of employment by the Company of individuals employed or formerly employed by Company’s independent registered public accounting firm;

f.  The Committee shall ensure the regular rotation of the audit partners as required by law;

g.  The Committee shall meet periodically in separate sessions with representatives of the Company’s independent registered public accounting firm, Internal Audit Department and with management to discuss any matters that the Committee, the independent registered public accounting firm, the internal auditors or management believes should be discussed privately with the Committee; and

h.  The Committee shall oversee the objectives, activities and staffing of the Company’s Internal Audit Department, including the overall scope and plans for their internal audits. Also, the Audit

Committee shall periodically discuss with the internal auditors the results of their work and the quality and adequacy of the Company’s internal controls.

3.  Financial Reporting and Auditing Processes.  The Committee’s and the Board’s relationship with the Company’s management, including its financial management, shall be governed by the following principles:

a.  The Committee shall oversee the integrity of the Company’s financial reporting process;

b.  The Committee shall discuss with the independent registered public accounting firm and management the overall scope and plans for the annual audit;

c.  The Committee shall review with the independent registered public accounting firm, internal audit and management the adequacy and effectiveness of the Company’s internal controls and procedures for financial reporting, including management’s report on the adequacy or effectiveness of internal controls; any material adjustments proposed by the independent registered public accounting firm and immaterial adjustments not recorded; disclosure controls and procedures; and the fullness and accuracy of the Company’s financial statements. The Committee shall consider the quality of presentation of, among other matters, critical accounting policies, off-balance sheet transactions and financial measures presented on a basis other than in accordance with generally accepted accounting principles;

d.  The Committee shall review the quality and appropriateness of the Company’s accounting principles and underlying estimates as applied in its financial reporting, including the independent registered public accounting firm’s judgments concerning the foregoing;

e.  The Committee shall oversee the process of documentation, assessment and testing of internal controls performed pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 by management, the Internal Audit Department, the Company’s independent registered public accounting firm and other consultants;

f.  In consultation with the independent registered public accounting firm, the internal auditors and management, the Committee shall review any major changes or improvements to the Company’s financial and accounting principles and practices, internal controls and procedures for financial reporting and disclosure controls and procedures; and

g.  The Committee may, as it deems necessary or advisable, discuss policies with management with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

4.  Ethical and Legal Compliance.

a.  The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

b.  The Committee shall review and approve all related person transactions, in accordance with the Company’s Statement of Policy with Respect to Related Person Transactions.

Annual Meeting of Stockholders of

ADAMS RESPIRATORY THERAPEUTICS, INC.

December 14, 2007
9:00 a.m.

Please date, sign and mail your proxy card
in the envelope provided as soon as possible.

ADAMS RESPIRATORY THERAPEUTICS, INC.

Proxy Solicited on Behalf of the Board of Directors for December 14, 2007 Annual Meeting of Stockholders.

The undersigned hereby appoints Rita M. O’Connor and Walter E. Riehemann, or either of them, as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all of the shares of common stock of Adams Respiratory Therapeutics, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders and any adjournment(s) thereof.

(Change of Address)

(If you have written in the above space, please mark the
corresponding box on the reverse side of this card.)

This proxy is continued, and must
be signed and dated, on the
REVERSE SIDE

Annual Meeting of Stockholders of

December 14, 2007
9:00 A.M.

PROXY VOTING INSTRUCTIONS

INTERNET	MAIL	TELEPHONE

Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the webpage.	Date, sign and mail your proxy card in the envelope provided as soon as possible.	Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

☑	Please mark your vote in blue or black ink
as shown here.

This proxy, when properly signed, will be voted as directed by the undersigned stockholder(s). If no direction is specified, this proxy will be voted FOR the nominees listed below and FOR Proposal 2 as recommended by the Board of Directors.

The Board of Directors recommends that you vote FOR both Proposal 1 and Proposal 2.

1.	To elect three Directors to serve on our board of directors.

Nominees:☐ FOR*	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
01 Kirk K. Calhoun
02 Harold F. Oberkfell
03 Michael J. Valentino

2.	To ratify the appointment of Ernst & Young LLP.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting or any adjournment or postponement thereof.

*	Except withhold authority to vote for the following nominee(s):

Change of address on reverse side ☐

DATE

SIGNATURE(S)

SIGNATURE (if held jointly)

Please sign exactly as name(s) appear on the reverse side. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other representative capacity, please give full title as such.